ARTICLES OF INCORPORATION OF

                        BANKUNITED FINANCIAL CORPORATION
                                  (as amended)

                                    ARTICLE I

                                      NAME

         The name of the corporation is "BANKUNITED FINANCIAL CORPORATION" (the "Corporation").

                                   ARTICLE II

                                PRINCIPAL OFFICE

         The principal office and mailing address of the Corporation is 255 Alhambra Circle, Coral Gables, Florida 33134.

                                   ARTICLE III

                           REGISTERED OFFICE AND AGENT

         The street address of the Corporation's initial registered office is 255 Alhambra Circle, Coral Gables, Florida 33134. The name of its registered agent at such address is Nancy L. Ashton.

                                   ARTICLE IV

                           TERM OF CORPORATE EXISTENCE

         The duration of this Corporation is to be perpetual.

                                    ARTICLE V

                                     PURPOSE

         The Corporation is a financial institution holding company and may engage in any activity or business permitted under the laws of the State of Florida.

                                   ARTICLE VI

                                  CAPITAL STOCK

         The total number of shares of all classes of stock that the Corporation is authorized to issue is 43,000,000 shares, of which 30,000,000 shall be Class A Common Stock, $.01 par value (the "Class A Common Stock"), 3,000,000 shall be Class B Common Stock, $.01 par value (the "Class B Common Stock"), and 10,000,000 shall be Preferred Stock, $.01 par value (the "Preferred Stock"). No holder of the Corporation's stock shall have any preemptive right to acquire the Corporation's securities.

                  CLASS A COMMON STOCK. The maximum number of shares of Class A Common Stock that the Corporation is authorized to have outstanding is 30,000,000 shares at a par value of $.01 per share. The Class A Common Stock shall be a special class of stock issuable from time to time in one or more series as specified in Section 607.0602 of the Florida Business Corporation Act (or in such other manner as may be permitted by law), as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such series of Class A Common Stock adopted by the Board of Directors pursuant to authority hereby vested in it, each such series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. The Board of Directors is hereby expressly granted authority to fix the authorized number of shares of each series of common stock, and to fix the terms of such series, including, but not limited to, the following:

                  (a)      the rate or manner of payment of dividends;

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                  (b)      whether shares may be redeemed and, if so, the
         redemption price and the terms and conditions of redemption;

                  (c) the amount payable upon shares in the event of voluntary or involuntary liquidation;

                  (d) sinking fund provisions, if any, for the redemption or purchase of shares;

                  (e) the terms and conditions, if any, on which shares may be converted;

                  (f)      voting rights, if any; and

                  (g) the other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of such series.

         The designation of each particular series of Class A Common Stock and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, before any shares of such series are issued. The Board of Directors may from time to time increase (but not above the total number of authorized shares of the class) the number of shares of any series of Class A Common Stock already created by providing that any unissued Class A Common Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Class A Common Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Class A Common Stock by fixing or altering the terms thereof in respect of the above-mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such shares.

                  For purposes of determining whether a non-voting series of Class A Common Stock shall be entitled to vote as a class pursuant to
         Section 607.1004 of the Florida Business Corporation Act (or any successor section or statute hereinafter enacted) on an amendment to the Corporation's Articles of Incorporation, an amendment that increases the total number of authorized shares of Class A Common Stock shall not be considered to be an adverse change to the terms of any individual series of Class A Common Stock and shall not require a vote or the consent of the holders of any such series of Class A Common Stock.

                  Set forth in Appendix A hereto is the Statement of Designation setting forth the terms of the Series I Class A Common Stock.

                  CLASS B COMMON STOCK. The maximum number of shares of Class B Common Stock that the Corporation is authorized to have outstanding is 3,000,000 shares at a par value of $.01 per share. Holders of Class B Common Stock are entitled to vote on all questions required by law on the basis of one vote per share and there shall be no cumulative voting. The shares of Class B Common Stock shall be convertible into shares of other classes of capital stock of the Corporation in such manner as may be provided by the Board of Directors by resolution.

                  Set forth in Appendix A hereto is the Statement of Designation setting forth the conversion rights of the Class B Common Stock.

                  PREFERRED STOCK. The maximum number of shares of Preferred Stock that the Corporation is authorized to have outstanding is 10,000,000 shares at a par value of $.01 per share. The Preferred Stock may be issued from time to time in one or more series as specified in
         Section 607.0602 of the Florida Business Corporation Act (or in such other manner as may be permitted by law), as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock adopted by the Board of Directors pursuant to authority hereby vested in

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         it, each such series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, or title. The Board of Directors is hereby expressly granted authority to fix the authorized number of shares of each series of Preferred Stock, and to fix the terms of such series, including, but not limited to, the following:

                  (a)      the rate or manner of payment of dividends;

                  (b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

                  (c) the amount payable upon shares in the event of voluntary or involuntary liquidation;

                  (d) sinking fund provisions, if any, for the redemption or purchase of shares;

                  (e) the terms and conditions, if any, on which shares may be converted;

                  (f)      voting rights, if any; and

                  (g) the other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of such series.

         The designation of each particular series of Preferred Stock and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, before any shares of such series are issued. The Board of Directors may from time to time increase (but not above the total number of authorized shares of the class) the number of shares of any series of Preferred Stock already created by providing that any unissued Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Preferred Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Preferred Stock by fixing or altering the terms thereof in respect of the above-mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such shares.

                  For purposes of determining whether a non-voting series of Preferred Stock shall be entitled to a vote as a class pursuant to
         Section 607.1004 of the Florida Business Corporation Act (or any successor section or statute hereinafter enacted) on an amendment to the Corporation's Articles of Incorporation, an amendment that increases the total number of authorized shares of Preferred Stock shall not be considered to be an adverse change to the terms of any individual series of Preferred Stock and shall not require a vote or the consent of the holders of any such series of Preferred Stock.

                  Set forth in Appendices B, C, D, E, F and G hereto are the Statements of Designation setting forth the terms of the Noncumulative Convertible Preferred Stock, Series A; Noncumulative Convertible Preferred Stock, Series B; Noncumulative Convertible Preferred Stock, Series C; Noncumulative Convertible Preferred Stock, Series C-II; 8% Noncumulative Convertible Preferred Stock, Series 1993; and 9% Noncumulative Perpetual Preferred Stock, respectively."

                                   ARTICLE VII

                          DISTRIBUTIONS TO STOCKHOLDERS

         The Board of Directors may authorize and the Corporation may make distributions to its stockholders subject to (a) the other provisions of these Articles of Incorporation, and (b) except as the following otherwise provides, the law currently in effect or hereinafter enacted:

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         No distribution may be made if, after giving it effect:

         (i) The Corporation would not be able to pay its debts as they become due in the usual course of business; or

         (ii) The Corporation's total assets would be less than the sum of its total liabilities plus, unless the Board of Directors determines otherwise, the amount that would be needed, if the Corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

                                  ARTICLE VIII

                                    DIRECTORS

         The number of directors constituting the Board of Directors shall be such number, equal to or greater than one, as may be fixed from time to time in the bylaws of the Corporation.

         Except as may be set forth in Statements of Designation creating series of Class A Common Stock and Preferred Stock, the Board of Directors shall be divided into three classes of directors of as nearly equal numbers as is possible, designated Class I, Class II and Class III, respectively, serving staggered three-year terms, with the term of a class expiring at each Annual Meeting of Stockholders. At each Annual Meeting of Stockholders a number of directors equal to the number of directors of the class whose term expires at such meeting (or the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding Annual Meeting of Stockholders after their election. In all cases, each director shall serve until a successor has been elected and qualified or until such director's earlier resignation (including, without limitation, as may be provided by the terms of an employment agreement), removal from office, death or disability.

                                   ARTICLE IX

                             LIMITATION OF LIABILITY

         The Corporation shall indemnify and may insure its officers and directors to the fullest extent permitted by law currently in effect or hereinafter enacted.

                                    ARTICLE X

                                    AMENDMENT

         These Articles of Incorporation may be amended in the manner authorized by law at the time of amendment.

                                   ARTICLE XI

                    ACTION BY STOCKHOLDERS WITHOUT A MEETING

         No action required or permitted to be taken at an Annual Meeting of Stockholders or at a Special Meeting of Stockholders may be taken without a meeting. The power of the stockholders to consent in writing, without a meeting, to the taking of any action is expressly denied hereby.

                                   ARTICLE XII

             AFFILIATED TRANSACTIONS AND CONTROL-SHARE ACQUISITIONS

         The Corporation shall not be governed by the Affiliated Transactions and Control-Share Acquisitions sections (Sections 607.0901 through 607.0903) of the Florida Business Corporation Act or any successor sections or statutes hereinafter enacted.

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                                  ARTICLE XIII

                                  INCORPORATOR

         The name and address of the incorporator of the Corporation is Maria E. Chang, 1221 Brickell Avenue, 25th Floor, Miami, Florida 33131.

         The undersigned incorporator has executed these Articles of Incorporation this 10th day of January, 1995.

                                           /S/ MARIA E. CHANG
                                           -----------------------------------
                                           Maria E. Chang, Incorporator

         IN WITNESS WHEREOF, I, Nancy L. Ashton, having been named Registered Agent and to accept service of process for BankUnited Financial Corporation at the place designated in these Articles of Incorporation, hereby accept the appointment as Registered Agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as Registered Agent this 10th day of January, 1995.

                                           /S/ NANCY L. ASHTON
                                           ---------------------------------
                                           Nancy L. Ashton, Registered Agent

STATE OF FLORIDA           )
                           )SS:
COUNTY OF DADE             )

         The foregoing instrument was acknowledged before me this ____ day of January, 1995 by Nancy L. Ashton, who is personally known to me and who did take an oath.
                                           _________________________________
                                           Notary Public
                                           State of Florida

                                           Printed Name:____________________

                                           Commission No.:__________________

                                           My Commission Expires:

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                                   APPENDIX A

                            STATEMENT OF DESIGNATION
                                       OF
                          SERIES I CLASS A COMMON STOCK
                                       AND
                              CLASS B COMMON STOCK
                                       OF
                        BANKUNITED FINANCIAL CORPORATION

     WHEREAS, pursuant to Article VI of the Articles of Incorporation of BankUnited Financial Corporation (the "Corporation") as in effect on the date hereof and Section 607.0602 of the Florida Business Corporation Act, the Board of Directors of the Corporation is authorized, within limitations set forth therein, (i) to divide the Corporation's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), into series and fix and determine the relative rights and preferences of the shares of any series so established, and
(ii) to fix and determine certain rights of the Corporation's Class B Common Stock, par value $.01 per share ("Class B Stock"); and

     WHEREAS, the Board of Directors desires to (i) establish a series of the Class A Common Stock, designating such series "Series I Class A Common Stock,"
(ii) allocate 10,000,000 shares of the authorized Class A Common Stock to the Series I Class A Common Stock, (iii) fix and determine the relative rights and preferences of the shares of the Series I Class A Common Stock, and (iv) fix and determine the conversion rights of the Class B Stock;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors (i) hereby allocates a portion of the Class A Common Stock to a series thereof designated Series I Class A Common Stock, and fixes and determines the relative rights and preferences of the Series I Class A Common Stock, as set forth in Section I below, and (ii) hereby sets forth in Section II below the conversion rights of the Class B Stock.

     I.       DESIGNATION, ALLOCATION AND RIGHTS OF SERIES I CLASS A COMMON
              STOCK.

              (1) DESIGNATION AND ALLOCATION. 20,000,000 of the 30,000,000 shares of Class A Common Stock authorized by the Articles of Incorporation of the Corporation hereby are determined to be and shall be of a series designated as Series I Class A Common Stock (herein called "Series I Class A Stock")."

              (2) DIVIDENDS. The holders of shares of the Series I Class A Common Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and out of the assets of the Corporation which are by law available for the payment of dividends to the holders of common stock, a per share dividend equal to 110% of the amount per share of any dividend declared on Class B Stock (the "Dividend Rate"). The Dividend Rate shall be subject to adjustment as provided by the formula set forth in subsection I(3) of this resolution.

              (3) DIVIDEND RATE ADJUSTMENTS. The Dividend Rate shall be subject to adjustment from time to time as follows:

                      (a) If the Corporation shall (i) pay a dividend in and on
              shares of its Series I Class A Common Stock or Class B Stock, (ii) subdivide its outstanding shares of Series I Class A Common Stock or Class B Stock into a greater number of shares, (iii) combine its outstanding shares of Series I Class A Common Stock or Class B Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Series I Class A Common Stock or Class B Stock any shares of its capital stock, then the Dividend Rate in effect immediately prior thereto shall be adjusted so that the holder of Series I Class A Common Stock or Class B Stock entitled to receive a dividend upon his or her Series I Class A Common Stock or Class B Stock after the record date fixing stockholders to be affected by such event shall be entitled to receive upon declaration of a dividend on common stock such dividend which such holder would have been entitled to receive after the happening of such event had such dividend been declared and paid immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, and shall also be effective retroactively as to the happening of any such event between such record date and the payment of dividends on the common stock of the Corporation.

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                      (b) (i) If the Corporation has issued Series I Class A
                      Common Stock which is not listed on a national securities exchange or traded over-the-counter by a nationally recognized securities firm or association and the Corporation shall issue rights or warrants to the holders of any of its capital stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the Book Value Per Share (as defined in subsection II(4)(b)(iii) of this resolution) of such common stock at the record date mentioned below; or

                               (ii) If the Corporation has issued Series I Class
                      A Common Stock which is listed on a national securities exchange or traded over-the-counter by a nationally recognized securities firm or association, and the Corporation shall issue rights or warrants to the holders of its capital stock entitling them to subscribe for or purchase shares of common stock at a price per share less than the current market price per share (as defined in subsection II(4)(e) of this resolution) of such common stock at the record date mentioned below; then, in either of the above events, the Dividend Rate shall be adjusted by multiplying the Dividend Rate existing immediately prior to such event by a fraction as provided below:

                                        (A) If the Class B Stock may be
                      subscribed for or purchased at less than the Book Value Per Share or the current market price per share, as the case may be, then the numerator of such fraction shall be the number of shares of Class B Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Class B Stock offered for subscriptions or purchase, and the denominator of which shall be the number of shares of Class B Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Class B Stock which the aggregate offering price of the total number of shares of Class B Stock so offered would purchase based on current Book Value Per Share at the record date mentioned below or current market price per share (as defined in subsection II(4)(e) of this resolution), as the case may be.

                                        (B) If the Series I Class A Common Stock
                      may be subscribed for or purchased at less than the Book Value Per Share or the current market price per share, as the case may be, then the numerator of such fraction shall be the number of shares of Series I Class A Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Series I Class A Common Stock which the aggregate offering price of the total number of shares of Series I Class A Common Stock so offered would purchase based on Book Value Per Share at the record date mentioned below or current market price per share (as defined in subsection II(4)(e) of this resolution), as the case may be, and the denominator of which shall be the number of shares of Series I Class A Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Series I Class A Common Stock offered for subscription or purchase.

                               (iii) An adjustment to the Dividend Rate as
                      provided in subsections I(3)(b)(ii)(A) or (B), above, shall be made whenever such rights or warrants are issued, and also shall be effective retroactively as to dividends declared on the common stock of the Corporation between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

                      (c) No adjustment in the Dividend Rate shall be required
              unless such adjustment would require an increase or decrease of at least 2% in such Dividend Rate; provided, however, that any adjustments which by reason of this subsection I(3)(c) are not required to be made, and are not made, shall be carried forward and taken into account in any subsequent adjustment.

              (4)     VOTING.

                      (a) Except as otherwise provided in the Articles of
              Incorporation of the Corporation, or as provided in any resolution of the Board of Directors or the stockholders of the Corporation, the Series I Class A Common Stock, the Class B Stock, and the Preferred Stock shall vote together as a single class on all matters submitted to the stockholders of the Corporation for a vote. In any such vote, each share of Series I Class A Common Stock is entitled to cast 1/10 of the vote that each share of Class B Stock is entitled to cast.

                      (b) Notwithstanding the provision contained in subsection
              I(4)(a) above, in the event of any consolidation of the Corporation with or merger of the Corporation into another corporation, or in the event of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of

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              all or substantially all of the property or assets of the
              Corporation to another corporation, then, in any such consolidation, merger, sale, conveyance, exchange or transfer, if the consideration per share (as adjusted consistent with the provisions of Sections I and II hereof) to be received for the shares of Series I Class A Common Stock differs in any substantial kind or amount from the per share (as adjusted consistent with the provisions of Sections I and II hereof) consideration to be received for Class B Stock, the majority of the holders of the outstanding Series I Class A Common Stock, by a separate vote of the holders of the Series I Class A Common Stock, must approve such consolidation, merger, sale, conveyance, exchange or transfer; provided, however, that nothing in this subsection I(4)(b) shall in any way grant any rights to the holders of the Series I Class A Common Stock in connection with the sale of any shares of the capital stock of the Corporation by a stockholder of the Corporation to any person or entity other than the Corporation. Notwithstanding any other provision of this subsection I(4)(b), the receipt by the holders of the Series I Class A Common Stock of limited voting stock in an acquiring company shall not be deemed to be consideration which differs in any substantial respect from that received by the holders of the Class B Stock, provided such limited voting common stock bears substantially the same relative rights and privileges to the acquiring company's voting stock as the Series I Class A Common Stock bears to the Class B Stock.

     II.      CONVERSION RIGHTS OF CLASS B STOCK.

              (1) CONVERSION. Subject to and upon compliance with the provisions of this resolution, the holder of any shares of Class B Stock may at such holder's option convert any such shares of Class B Stock into such number of fully paid and non-assessable shares of Series I Class A Common Stock as are issuable pursuant to the formula set forth in subsections II(3), (4) and (5) of this resolution.

                      No adjustment shall be made for dividends on any Series I
              Class A Common Stock that shall be issuable because of the conversion of shares of Class B Stock, but all dividends accrued and unpaid on any Class B Stock up to and including the dividend payment date immediately preceding the date of conversion shall constitute a debt of the Corporation payable to the converting holder.

              (2) MECHANICS OF CONVERSION. The surrender of any Class B Stock for conversion shall be made by the holder thereof to the Corporation at its principal office and such holder shall give written notice to the Corporation at said office that such holder elects to convert such Class B Stock in accordance with the provisions hereof. Such notice also shall state the name or names (with addresses) in which the certificate or certificates for Series I Class A Common Stock, which shall be issuable on such conversion, shall be issued. Subject to the provisions of subsection II(1) hereof, every such notice of election to convert shall constitute a contract between the holder of such shares and the Corporation, whereby such holder shall be deemed to subscribe for the number of shares of Series I Class A Common Stock which such holder will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such Class B Stock and to release the Corporation from all obligations thereon, and whereby the Corporation shall be deemed to agree that the surrender of such Class B Stock and the extinguishment of its obligations thereon shall constitute full payment for the Series I Class A Common Stock so subscribed for and to be issued upon such conversion.

                      As soon as practicable after the receipt of such notice
              and the shares of Class B Stock, the Corporation shall issue and shall deliver to the person for whose account such shares of Class B Stock were so surrendered, or on such holder's written order, a certificate or certificates for the number of full shares of Series I Class A Common Stock issuable upon the conversion of such shares of Class B Stock and a check or cash for the payment (if any) to which such person is entitled pursuant to subsection II(5) hereof, together with a certificate or certificates representing the shares of Class B Stock, if any, which are not to be converted, but which constituted part of the Class B Stock represented by the certificates or certificates surrendered by such person. Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and such Class B Stock, and the person or persons in whose name or names any certificate or certificates for Series I Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

              (3) BASIC CONVERSION RATE. The initial rate at which holders may convert Class B Stock into Series I Class A Common Stock ("Conversion Rate") shall be one share of Series I Class A Common Stock for each share of Class B Stock surrendered for conversion.

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              (4)     CONVERSION RATE ADJUSTMENT. The Conversion Rate shall be
              subject to adjustment from time to time as follows:

                      (a) If the Corporation shall (i) pay a dividend in and on
              shares of its Series I Class A Common Stock or its Class B Stock,
              (ii) subdivide its outstanding shares of Series I Class A Common Stock or its Class B Stock into a greater number of shares, (iii) combine its outstanding shares of Series I Class A Common Stock or its Class B Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Series I Class A Common Stock or its Class B Stock any shares of its capital stock, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of Class B Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of the Corporation which such holder would have been entitled to receive after the happening of such event had such shares been converted immediately prior to such record date. Such adjustment, if applicable, shall be made whenever any of such events shall happen, and shall also be effective retroactively as to shares converted between such record date and the date of the happening of any such event.

                      (b) (i) If the Series I Class A Common Stock is not listed on a national securities exchange or traded over-the-counter by a nationally recognized securities firm or association, and the Corporation issues rights or warrants (a) to the holders of its Series I Class A Common Stock entitling them to subscribe for or purchase shares of Series I Class A Common Stock or (b) to the holders of its Class B Stock entitling them to subscribe for or purchase shares of Class B Stock, in either case at a price per share less than the Book Value Per Share (as defined below) of Series I Class A Common Stock at the record date mentioned below; or

                      (ii) If the Series I Class A Common Stock is listed on a
              national securities exchange or traded over-the-counter by a nationally recognized securities firm or association, and the Corporation issued rights or warrants (a) to the holders of its Series I Class A Common Stock entitling them to subscribe for or purchase shares of Series I Class A Common Stock or (b) to the holders of its Class B Stock entitling them to subscribe for or purchase shares of Class B Stock, in either case at a price per share less than the current market price per share of Series I Class A Common Stock (as defined in subsection II(4)(e) of this resolution) at the record date mentioned below;

              then, in either of the above events in which the Series I Class A Common Stock rights or warrants are issued at a price per share below Book Value Per Share or current market price per share, as the case may be, the number of shares of Series I Class A Common Stock into which each share of Class B Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series I Class A Common Stock into which such shares of Class B Stock were theretofore convertible by a fraction, the numerator of which shall be the number of shares of Series I Class A Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Series I Class A Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Series I Class A Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Series I Class A Common Stock which the aggregate offering price of the total number of shares so offered would purchase based on Book Value Per Share at the record date mentioned below or current market price per share (as defined in subsection II(4)(e) of this resolution), as the case may be. If the Corporation issues Class B Stock rights or warrants at a price per share below Book Value Per Share or current market price per share, as the case may be, then the above formula shall be used except that when calculating the fraction in such formula, Class B Stock shall be substituted for Series I Class A Common Stock. Such adjustment shall be made whenever such rights or warrants are issued, and shall also be effective retroactively as to shares of Class B Stock converted between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

                      (iii) The term "Book Value Per Share," as used herein,
              shall mean such amount which is determined by (a) reducing total stockholders' equity by the amount contributed to capital in exchange for all classes of stock other than common stock, adjusted to reflect any proportion of the Corporation's net income or loss from operations since payment for such shares of stock other than common stock (such adjustment arrived at by adding all shares of outstanding stock, adjusted to reflect any conversion ratios, the resulting number to be the denominator of a fraction the numerator of which is to be the number of shares of the Corporation's stock other than common stock, adjusted to reflect conversion ratios, the resulting fractions to be multiplied by the net income or loss from the Corporation's operations since payment for the stock other than common stock); and (b) dividing the resulting amount by the number of shares of common stock outstanding, adjusted to compensate for any common stock to common stock conversion ratio other than one to one.

                      (c) If the Corporation shall distribute to the holders of
              its Series I Class A Common Stock or Class B Stock evidence of its indebtedness or assets (excluding cash dividends or distributions made out of current or retained earnings) or rights or warrants to subscribe other than as referred to in subsection II(4)(b) of this resolution, then, when such distribution is made to the holders of Series I Class A Common Stock the number of shares of Series I Class A Common Stock into which each share of Class B Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series I Class A Common Stock into which such shares of Class B Stock was theretofore convertible by a fraction, the numerator of which shall be the Book Value Per Share of Series I Class A Common Stock at the record date mentioned below or, if the Series I Class A Common Stock is listed on a national securities exchange or traded over-the-counter by a nationally recognized securities firm or association, the market price per share of Series I Class A Common Stock (as defined in subsection II(4)(e) of this resolution) on the date of such distribution, and the denominator of which shall be such Book Value Per Share of the Series I Class A Common Stock at the record date mentioned below or such current market price per share of the Series I Class A Common Stock, as the case may be, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets, evidence of indebtedness, subscription rights or warrants so distributed applicable to one share of the Series I Class A Common Stock. If the Corporation distributes such evidence of indebtedness or assets to the holders of the Class B Stock, the above formula shall be used except that when calculating the fraction in such formula, Class B Stock shall be substituted for Series I Class A Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall also be effective retroactively as to the shares converted between the record date for the determination of stockholders entitled to receive such distribution and the date such distribution is made.

                      (d) In the event of any consolidation of the Corporation
              with, or the merger of the Corporation into, another corporation, or in the event of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to another corporation, or in the case of any reorganization of the Corporation, the holder of each share of Class B Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property, including cash, which would have been deliverable to such holder upon such consolidation, merger, sale, conveyance, exchange, transfer or reorganization if such holder had converted such holder's shares of Class B Stock into Series I Class A Common Stock immediately prior to such consolidation, merger, sale, conveyance, exchange, transfer or reorganization. In any such event, effective provision shall be made in the instrument effecting or providing for such consolidation, merger, sale, conveyance, exchange, transfer or reorganization so that the provisions set forth herein for the protection of the conversion rights of the shares of Class B Stock shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other securities or property, including cash, deliverable after such consolidation, merger, sale, conveyance, exchange, transfer or reorganization upon the conversion. The provisions of this subsection II(4)(d) shall similarly apply to successive consolidations, mergers, sales, conveyances, exchanges, transfers and reorganizations.

                      (e) For purposes of computation under Sections I and II of this resolution, the current market price per share of Series I Class A Common Stock at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive business days immediately prior to the day in question. The closing price for each day shall be the last reported sales price, regular way, on the principal national securities exchange upon which the Series I Class A Common Stock is listed, or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, on such national securities exchange, or if the Series I Class A Common Stock is not then listed on a national securities exchange, the average of the closing prices or, if applicable, closing bid and asked prices in the over-the-counter market as furnished by the nationally recognized securities firm or association selected from time to time by the Corporation for that purpose.

                      (f) No adjustments in the Conversion Rate shall be
              required unless such adjustment would require an increase or decrease of at least 2% in such Conversion Rate; provided, however, that any adjustments which by reason of this subsection II(4)(f) are not required to be made, and are not made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection II(4)(f) shall be made to the nearest cent or one-hundredth of a share, as the case may be.

              (5) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any shares results in a fraction, an amount equal to such fraction multiplied by the current market price (determined as provided in subsection II(4)(e) of this resolution) of the Series I Class A Common Stock on the business day next preceding the date of conversion shall be paid to such holder in cash by the Corporation; or if the Series I Class A Common Stock is not listed on a national securities exchange or traded over-the-counter by a nationally recognized securities firm, an amount equal to such fraction multiplied by the Book Value Per Share of the Class B Stock on the business day next preceding the date of conversion shall be paid to such holder in cash by the Corporation.

              (6) TAX. The issue of stock certificates on conversion of shares shall be made free of any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that of the holder of the shares converted, and the Corporation shall not be required to issue or deliver any such stock certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

              (7) POWER RESERVED BY THE BOARD OF DIRECTORS. If in any case a state of facts occurs wherein in the opinion of the Board of Directors, the other provisions of this Section II are not strictly applicable, or if strictly applicable, would not fairly protect the conversion rights of the Class B Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions in accordance with such essential intent and principles so as to protect such conversion rights as aforesaid.

              (8) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized Series I Class A Common Stock the full number of shares of Series I Class A Common Stock deliverable upon the conversion of all outstanding shares of Class B Stock and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Series I Class A Common Stock upon conversion of the Class B Stock.

              (9) STATUS OF CONVERTED SHARES. Shares of Class B Stock converted shall assume the status of authorized but unissued shares of Class B Stock of the Corporation.

                                   APPENDIX B

                             STATEMENT OF DESIGNATION
                                       OF
               NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES A
                                       OF
                        BANKUNITED FINANCIAL CORPORATION

     WHEREAS, pursuant to Article VI of the Articles of Incorporation of BankUnited Financial Corporation (the "Corporation") and Section 607.0602 of the Florida Business Corporation Act, the Board of Directors of the Corporation is authorized to divide the Corporation's authorized Preferred Stock into series and, within the limitations set forth therein, fix and determine the relative rights and preferences of the shares of any series so established; and

     WHEREAS, the Board of Directors desires to (i) establish a series of Preferred Stock, designating such series "Noncumulative Convertible Preferred Stock, Series A," (ii) allocate 55,000 shares of the authorized Preferred Stock to the Noncumulative Convertible Preferred Stock, Series A, and (iii) fix and determine the relative rights and preferences of the shares of the Noncumulative Convertible Preferred Stock, Series A;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates the following as the relative rights of the Noncumulative Convertible Preferred Stock, Series A;

     RESOLVED, that 55,000 of the 10,000,000 shares of Preferred Stock authorized by the Articles of Incorporation of the Corporation be and hereby are determined to be and shall be a series designated as Noncumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"), and that the following is a statement fixing and determining the variations in the relative rights and preferences of the Series A Preferred Stock pursuant to authority vested in the Board of Directors by the Articles of Incorporation of the
Corporation:

     1. PARITY. The Series A Preferred Stock is of the same class as and shall be on a parity with the Corporation's currently outstanding Noncumulative Convertible Preferred Stock, Series B, C and C-II (the "Outstanding Parity Stock"), except as provided elsewhere herein.

     2. DIVIDENDS. The holders of the Series A Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and out of the assets of the Corporation which are by law available for the payment of dividends, preferential cash dividends payable quarterly on the last day of February, May, August and November of each year unless such day is a non-business day, in which event, on the next business day, at the fixed annual rate of $1.00 per share and no more.

     So long as any Series A Preferred Stock remains outstanding:

                      (a) no dividend whatsoever shall be declared or paid upon
              or set apart for payment, and no distribution shall be ordered or made in respect of: (i) the Class B Common Stock, par value $.01 per share (the "Class B Common Stock") or the Corporation's Series I Class A Common Stock, par value $.01 per share (the "Class A Common Stock") or any other outstanding common stock of the Corporation or (ii) any other class of stock or series thereof ranking junior to the Series A Preferred Stock in the payment of dividends;

                      (b) no shares of Class B Common Stock or Class A Common
              Stock and no shares of any other class of stock or series thereof ranking junior to the Series A Preferred Stock in the payment of dividends shall be redeemed or purchased by the Corporation or any subsidiary thereof; and

                      (c) no moneys, funds or other assets shall be paid to or
              made available for a sinking fund for the redemption or purchase of any shares of: (i) Class B Common Stock or Class A Common Stock; or (ii) any other class of stock or series thereof ranking junior to the Series A Preferred Stock in the payment of dividends;

              unless, in each instance, full dividends on all outstanding shares of Series A Preferred Stock for the then current calendar quarter shall have been paid or declared and set aside for payment.

                      In addition, so long as any Series A Preferred Stock
              remains outstanding, no dividend whatsoever shall be declared or paid upon or set apart for payment, and no distribution shall be ordered or made in respect of, any share or shares of any class of stock or series thereof ranking on a parity with the Series A Preferred Stock (including the Outstanding Parity Stock) in the payment of dividends, unless, for the applicable calendar quarter:

                      (a) full dividends shall be paid or declared and set apart for payment on all shares of: (i) the Series A Preferred Stock; and (ii) any class of stock or series thereof ranking on a parity with the Series A Preferred Stock (including the Outstanding Parity Stock) in the payment of dividends; or

                      (b) in the event all such dividends for the applicable
              calendar quarter are not or cannot be paid or declared and set apart for payment in full, a pro rata portion of the full dividends shall be paid or declared and set apart for payment on all shares of: (i) the Series A Preferred Stock; and (ii) any class of stock or series thereof ranking on a parity with the Series A Preferred Stock (including the Outstanding Parity Stock) in the payment of dividends. Such pro rata portion shall be calculated based on the ratio that the total amount available for the payment of all required dividends on the Series A Preferred Stock and such parity stock for the applicable calendar quarter bears to the total required dividends on the Series A Preferred Stock and such parity stock for such calendar quarter.

     3. PREFERENCE ON LIQUIDATION. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of any debts and other liabilities of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive the following amounts out of the net assets of the Corporation, and before any distribution shall be made to the holders of any common stock or to the holders of any other class of stock or series thereof ranking junior to the Series A Preferred Stock in the distribution of assets:

                      (a) if such dissolution, liquidation or winding up is voluntary, the applicable redemption price per share determined as provided in Section 4 of these resolutions;

                      (b) if such dissolution, liquidation or winding up is involuntary, $10.00 per share;

     and no more. If upon such voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, the net assets of the Corporation shall be insufficient to permit payment in full of the amounts required to be paid to the holders of the Series A Preferred Stock and to the holders of any class of stock or series thereof ranking on a parity with the Series A Preferred Stock (including the Outstanding Parity Stock) in respect of the distribution of assets, then a pro rata portion of the full amount required to be paid upon such dissolution, liquidation or winding up shall be paid to: (i) the holders of Series A Preferred Stock; and (ii) the holders of any class of stock or series thereof ranking on a parity with the Series A Preferred Stock (including the Outstanding Parity Stock) in respect of the distribution of assets. Such pro rata portion shall be calculated based on the ratio that the total amount available for distribution to such holders bears to the total distribution required to be made on the Series A Preferred Stock and such parity stock.

              Nothing herein contained shall be deemed to prevent redemption of Series A Preferred Stock by the Corporation in the manner provided in
     Section 4 of these resolutions. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation shall be deemed to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 3.

              Written notice of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, stating a payment date and the place where the distribution amounts shall be payable and containing a statement of or reference to the conversion right set forth in Section 6 of these resolutions, shall be given by mail, postage prepaid, at least 30 days but not more than 60 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

     4. REDEMPTION. The Corporation shall have the right, at its option and by resolution of the Board of Directors, to redeem at any time and from time to time the Series A Preferred Stock, in whole or in part, upon payment in cash in respect of each share redeemed, if redeemed during the twelve month period ending July 31, 1995, $10.15, or if redeemed after July 31, 1995, $10.00.

              If less than all of the outstanding shares of the Series A Preferred Stock shall be redeemed, the particular shares to be redeemed shall be allocated among the respective holders of Series A Preferred Stock pro rata or by lot, as the Board of Directors may determine.

              Notice of any redemption specifying the date fixed for said redemption and the place where the amount to be paid upon redemption is payable and containing a statement of or reference to the conversion right set forth in Section 6 of these resolutions shall be mailed, postage prepaid, at least 30 days but not more than 60 days prior to said redemption date to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as the name shall appear on the books of the Corporation. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for shares of the Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease to accrue, and all rights with respect to such shares of the Series A Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest.

              Shares of Series A Preferred Stock redeemed or otherwise purchased or acquired by the Corporation shall not be reissued as shares of Series A Preferred Stock but shall assume the status of authorized but unissued shares of Preferred Stock of the Corporation.

     5. VOTING RIGHTS. The holders of the Series A Preferred Stock shall have two and one-half votes per share on all matters requiring the vote of stockholders, and additionally if the voting rights of the Class B Common Stock are increased, then the voting rights of the Series A Preferred Stock shall be increased by an amount which will maintain the two and one-half to one proportion between the voting rights of the Class B Common Stock and the Series A Preferred Stock as is hereby established.

              Additionally, if at any time the equivalent of six or more full quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock shall not be paid, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series A Preferred Stock (whether or not the payment of quarterly dividends shall not be paid on other Preferred Stock outstanding) shall have the exclusive right, voting together as a class, to elect two directors to fill such newly-created directorships. This right shall remain vested until dividends on the Series A Preferred Stock have been paid for four consecutive quarters, at which time: (i) the right shall terminate (subject to revesting in the case of any subsequent failure to pay of the kind described above); (ii) the term of the directors then in office elected by the holders of the Series A Preferred Stock as a class shall terminate; and (iii) the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.

              Whenever such right shall vest, it may be exercised initially either at a special meeting of holders of the Series A Preferred Stock or at any annual stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. Any director who shall have been elected by the holders of the Series A Preferred Stock as a class pursuant to this Section 5 shall hold office for a term expiring (subject to the earlier payment of dividends) at the next annual meeting of stockholders, and during such term may be removed at any time, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of the Series A Preferred Stock given at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of the Series A Preferred Stock as a class pursuant to this Section 5 may be filled by the remaining director elected by the holders of the Series A Preferred Stock then in office.

              Whenever a meeting of the holders of Series A Preferred Stock is permitted or required to be held pursuant to this Section 5, such meeting shall be held at the earliest practicable date and the Secretary of the Corporation shall call such meeting, providing written notice to all holders of record of Series A Preferred Stock in accordance with law, upon the earlier of the following:

                      (a) as soon as reasonably practicable following the
              occurrence of the event or events permitting or requiring such meeting hereunder; or

                      (b) within 20 days following receipt by said Secretary of
              a written request for such a meeting, signed by the holders of record of at least 20% of the shares of Series A Preferred Stock then outstanding.

                      If such meeting shall not be called by the proper
              corporate officer within 20 days after the receipt of such request by the Secretary of the Corporation, or within 25 days after the mailing of the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 20% of the shares of Series A Preferred Stock then outstanding may designate one of their members to call such a meeting at the expense of the Corporation, and such meeting may be called by such person in the manner and at the place provided in this Section 5. Any holder of Series A Preferred Stock so designated to call such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of such stockholders to be so called.

                      Notwithstanding any provision of this Section 5, no
              special meeting of the holders of shares of Series A Preferred
              Stock: (i) shall be held during the 90 day period next preceding the date fixed for the annual meeting of stockholders of the Corporation; or (ii) shall be required to be called or held in violation of any law, rule or regulation.

                      Any meeting of the holders of all outstanding Series A
              Preferred Stock entitled to vote as a class for the election of directors shall be held at the place at which the last annual meeting of stockholders was held. At such meeting, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Series A Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present, in person or by proxy, shall have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum shall be present.

     6. CONVERTIBILITY. Shares of the Series A Preferred Stock (hereinafter in this Section 6 called the "Shares") shall be convertible into Class B Common Stock on the following terms and conditions:

                      (a) Subject to and upon compliance with the provisions of
              this Section 6, the holder of any Shares may, at such holder's option, convert any such Shares into such number of fully paid and non-assessable shares of Class B Common Stock as are issuable pursuant to the formula set forth in subsections (c) and (d) of this Section 6. No adjustment shall be made for dividends on any Class B Common Stock that shall be issuable upon the conversion of such Shares.

                      (b) The surrender of any Shares for conversion shall be
              made by the holder thereof to the Corporation at its principal office and such holder shall give written notice to the Corporation at said office that such holder elects to convert such Shares in accordance with the provisions thereof and this Section
              6. Such notice also shall state the name or names (with addresses) in which the certificate or certificates for Class B Common Stock, which shall be issuable on such conversion, shall be issued. Subject to the provisions of subsection (a) of this Section 6, every such notice of election to convert shall constitute a contract between the holder of such shares and the Corporation, whereby such holder shall be deemed to subscribe for the number of shares of Class B Common Stock which such holder will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such Shares and to release the Corporation from all obligations thereon, and whereby the Corporation shall be deemed to agree that the surrender of such Shares and the extinguishment of its obligations thereon shall constitute full payment for the Class B Common Stock so subscribed for and to be issued upon such conversion.

                      As soon as practicable after the receipt of such notice
              and Shares, the Corporation shall issue and shall deliver to the person for whose account such Shares were so surrendered, or on such holder's written order, a certificate or certificates for the number of full shares of Class B Common Stock issuable upon the conversion of such Shares and a check or cash for the payment (if any) to which such person is entitled pursuant to subsection (e) of this Section 6, together with a certificate or certificates representing the Shares, if any, which are not to be converted, but which constituted part of the Shares represented by the certificate or certificates surrendered by such person. Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and such Shares, and the person or persons in whose name or names any certificate or certificates for Class B Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

                      (c) The Conversion Rate shall be 1.495919425 shares of
              Class B Common Stock for each share of Series A Preferred Stock surrendered for conversion.

                      (d) The Conversion Rate shall be subject to adjustment
              from time to time as follows:

                               (1) If the Corporation shall (i) pay a dividend
                      in shares of its Class B Common Stock, (ii) subdivide its outstanding shares of Class B Common Stock into a greater number of shares, (iii) combine its outstanding shares of Class B Common Stock into a smaller number of shares, or
                      (iv) issue by reclassification of its shares of Class B Common Stock any shares of its capital stock, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a Share surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of the Corporation which such holder would have been entitled to receive after the happening of such event had such shares been converted immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, and shall also be effective retroactively as to shares converted between such record date and the date of the happening of any such event.

                               (2) If the Corporation shall issue rights or
                      warrants to the holders of its Class B Common Stock entitling them to subscribe for or purchase shares of Class B Common Stock, at a price per share less than the current market price per share of the Class A Common Stock (as defined in subsection (d)(5) of this Section 6) at the record date mentioned below, then the number of shares of Class B Common Stock into which each share shall thereafter be convertible shall be determined by multiplying the number of shares of Class B Common Stock into which such share was theretofore convertible by a fraction, the numerator of which shall be the number of shares of the Class B Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of the Class B Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of the Class B Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of the Class B Common Stock which the aggregate offering price of the total number of shares so offered would purchase based on current market price per share (as defined in subsection
                      (d)(5) of this Section 6). Such adjustment shall be made whenever such rights or warrants are issued, and shall also be effective retroactively as to shares converted between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

                               (3) If the Corporation shall distribute to the
                      holders of its Class B Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions made out of current or retained earnings) or rights or warrants to subscribe other than as referred to in subsection (d)(2) of this Section 6, then in each such case the number of shares of Class B Common Stock into which each share shall thereafter be convertible shall be determined by multiplying the number of shares of Class B Common Stock into which such share was theretofore convertible by a fraction, the numerator of which shall be the current market price per share of Class A Common Stock (as defined in subsection (d)(5) of Section 6) on the date of such distribution, and the denominator of which shall be such current market price per share of the Class A Common Stock, as the case may be, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets, evidence of indebtedness, subscription rights or warrants so distributed applicable to one share of Class B Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall also be effective retroactively as to the shares converted between the record date for the determination of stockholders entitled to receive such distribution and the date such distribution is made.

                               (4) In the event of any consolidation of the
                      Corporation with or merger of the Corporation into another corporation, or in the event of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to another corporation, or in the case of any reorganization of the Corporation, the holder of each share then outstanding shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property, including cash, which would have been deliverable to such holder upon such consolidation, merger, sale, conveyance, exchange, transfer or reorganization if such holder had converted such holder's shares into Class B Common Stock immediately prior to such consolidation, merger, sale, conveyance, exchange, transfer or reorganization. In any such event, effective provision shall be made in the instrument effecting or providing for such consolidation, merger, sale, conveyance, exchange, transfer or reorganization so that the provisions set forth herein for the protection of the conversion rights of the Shares shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other securities or property including cash, deliverable after such consolidation, merger, sale, conveyance, exchange, transfer or reorganization upon the conversion of the Series A Preferred Stock, or such other securities as shall have been issued to the holders thereof in lieu thereof or in exchange therefor. The provisions of this subsection
                      (d)(4) shall similarly apply to successive consolidations, mergers, sales, conveyances, exchanges, transfers and reorganizations.

                               (5) For purposes of computation under subsections
                      (d)(2) and (d)(3) of this Section 6, the current market price per share of Class A Common Stock at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive business days immediately prior to the day in question, if the Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis, and if the Class B Common Stock is not convertible into Class A Common Stock on a one-for-one basis, then the current market price per share of Class A Common Stock at any date shall be deemed to be such average multiplied by the then current conversion rate of Class B Common Stock into Class A Common Stock. The closing price for each day shall be the last reported sales price, regular way, on the principal national securities exchange upon which the Class A Common Stock is listed, or in case no such reported sales take place on such day, the average of the reported closing bid and asked prices, regular way, on such national securities exchange, or if the Class A Common Stock is not then listed on a national securities exchange, the average of the closing prices or, if applicable, closing bid and asked prices in the over-the-counter market as furnished by the nationally recognized securities firm or association selected from time to time by the Corporation for that purpose.

                               (6) No adjustment in the Conversion Rate shall be
                      required unless such adjustment would require an increase or decrease of at least 2% in the Conversion Rate; provided, however, that any adjustments which by reason of this subsection (d)(6) are not required to be made, and are not made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (d)(6) shall be made to the nearest cent or one-hundredth of a share, as the case may be.

                      (e) Receipt by a holder of Series A Preferred Stock of a
              notice of redemption pursuant to Section 4 of these resolutions shall not terminate the conversion rights set forth in this
              Section 6, but rather such conversion rights shall continue until the redemption date set forth in the notice of redemption.

                      (f) No fractional shares or scrip representing fractional
              shares shall be issued upon the conversion of any shares. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any shares results in a fraction, an amount equal to such fraction multiplied by the current market price (determined as provided in subsection (d)(5) of this Section 6) of the Class A Common Stock on the business day next preceding the date of conversion shall be paid to such holder in cash by the Corporation.

                      (g) The issue of stock certificates on conversion of
              shares shall be made free of any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that of the holder of the shares converted, and the Corporation shall not be required to issue or deliver any such stock certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                      (h) If in any case a state of facts occurs wherein in the
              opinion of the Board of Directors, the other provisions of this
              Section 6 are not strictly applicable, or if strictly applicable, would not fairly protect the conversion rights of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions in accordance with such essential intent and principles so as to protect such conversion rights as aforesaid.

                      (i) The Corporation shall at all times reserve and keep
              available out of its authorized Class B Common Stock the full number of shares of Class B Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Class B Common Stock upon conversion of the Series A Preferred Stock.

                      (j) Shares of Series A Preferred Stock converted shall not be reissued as shares of Series A Preferred Stock but shall assume the status of authorized but unissued shares of Preferred Stock of the Corporation.

                                   APPENDIX C

                            STATEMENT OF DESIGNATION
                                       OF
               NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES B
                                       OF
                        BANKUNITED FINANCIAL CORPORATION

     WHEREAS, pursuant to Article VI of the Articles of Incorporation of BankUnited Financial Corporation (the "Corporation"), and Section 607.0602 of the Florida Business Corporation Act, the Board of Directors of the Corporation is authorized to divide the Corporation's authorized Preferred Stock into series and, within the limitations set forth therein, fix and determine the relative rights and preferences of the shares of any series so established; and

     WHEREAS, the Board of Directors of the Corporation desires to (i) establish a second series of its class of Preferred Stock, designating such series "Noncumulative Convertible Preferred Stock, Series B," (ii) allocate 200,000 shares of the authorized Preferred Stock to the Noncumulative Convertible Preferred Stock, Series B, and (iii) fix and determine the relative rights and preferences of the shares of the Noncumulative Convertible Preferred Stock, Series B;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates the following as the relative rights of the Noncumulative Convertible Preferred Stock, Series B:

     RESOLVED, that 200,000 of the 10,000,000 shares of the class of Preferred Stock authorized by the Articles of Incorporation of the Corporation be and hereby are determined to be and shall be of a series designated as Noncumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock") and that the following is a statement fixing and determining the variations in the relative rights and preferences of the Series B Preferred Stock pursuant to authority vested in the Board of Directors by the Articles of Incorporation of the Corporation:

     1. PARITY. The Series B Preferred Stock is of the same class as and shall be on a parity with the Corporation's currently outstanding Noncumulative Convertible Preferred Stock, Series A, C and C-II (the "Outstanding Parity Stock"), except as provided elsewhere herein.

     2. DIVIDENDS. The holders of the Series B Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and out of the assets of the Corporation which are by law available for the payment of dividends, preferential cash dividends payable quarterly on the last day of February, May, August and November of each year unless such day is a non-business day, in which event on the next business day, at the fixed annual rate of $0.7375 per share and no more.

              So long as any Series B Preferred Stock remains outstanding:

              (a) no dividend whatsoever shall be declared or paid upon or set apart for payment, and no distribution shall be ordered or made in respect of: (i) the Class B Common Stock, par value $.01 per share ("Class B Common Stock") or the Corporation's Series I Class A Common Stock, par value $.01 per share (the "Class A Common Stock") or any other outstanding common stock of the Corporation, or (ii) any other class of stock or series thereof ranking junior to the Series B Preferred Stock in the payment of dividends;

              (b) no shares of the Class B Common Stock or the Class A Common Stock and no shares of any other class of stock or series thereof ranking junior to the Series B Preferred Stock in the payment of dividends shall be redeemed or purchased by the Corporation or any subsidiary thereof; and

              (c) no moneys, funds or other assets shall be paid to or made available for a sinking fund for the redemption or purchase of any shares of: (i) the Class B Common Stock or the Class A Common Stock, or (ii) any other class of stock or series thereof ranking junior to the Series B Preferred Stock in the payment of dividends;

              unless, in each instance, full dividends on all outstanding shares of Series B Preferred Stock for the then current calendar quarter shall have been paid or declared and set aside for payment.

                      In addition, so long as any Series B Preferred Stock
              remains outstanding, no dividend whatsoever shall be declared or paid upon or set apart for payment, and no distribution shall be ordered or made in respect of, any share or shares of any class of stock or series thereof ranking on a parity with the Series B Preferred Stock (including the Outstanding Parity Stock) in the payment of dividends, unless, for the applicable calendar quarter:

              (a) full dividends shall be paid or declared and set apart for payment on all shares of: (i) the Series B Preferred Stock, and
              (ii) any class of stock or series thereof ranking on a parity with the Series B Preferred Stock (including the Outstanding Parity Stock) in the payment of dividends; or

              (b) in the event all such dividends for the applicable calendar quarter are not or cannot be paid or declared and set apart for payment in full, a pro rata portion of the full dividends shall be paid or declared and set apart for payment on all shares of: (i) the Series B Preferred Stock, and (ii) any class of stock or series thereof ranking on a parity with the Series B Preferred Stock (including the Outstanding Parity Stock) in the payment of dividends. Such pro rata portion shall be calculated based on the ratio that the total amount available for the payment of all required dividends on the Series B Preferred Stock and such parity stock for the applicable calendar quarter bears to the total required dividends on the Series B Preferred Stock and such parity stock for such calendar quarter.

     3. PREFERENCE ON LIQUIDATION. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of any debts and other liabilities of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive the following amounts out of the net assets of the Corporation, and before any distribution shall be made to the holders of any common stock or to the holders of any other class of stock or series thereof ranking junior to the Series B Preferred Stock in the distribution of assets:

              (a) if such dissolution, liquidation or winding up is voluntary, the applicable redemption price per share determined as provided in Section 4 of these resolutions;

              (b) if such dissolution, liquidation or winding up is involuntary, $7.375 per share;

              and no more. If upon such voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, the net assets of the Corporation shall be insufficient to permit payment in full of the amounts required to be paid to the holders of the Series B Preferred Stock and to the holders of any class of stock or series thereof ranking on a parity with the Series B Preferred Stock (including the Outstanding Parity Stock) in respect of the distribution of assets, then a pro rata portion of the full amount required to be paid upon such dissolution, liquidation or winding up shall be paid to: (i) the holders of Series B Preferred Stock, and (ii) the holders of any class of stock or series thereof ranking on a parity with the Series B Preferred Stock (including the Outstanding Parity Stock) in respect of the distribution of assets. Such pro rata portion shall be calculated based on the ratio that the total amount available for distribution to such holders bears to the total distribution required to be made on the Series B Preferred Stock and such parity stock.

                      Nothing herein contained shall be deemed to prevent
              redemption of Series B Preferred Stock by the Corporation in the manner provided in Section 4 of these resolutions. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation shall be deemed to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 3.

                      Written notice of any voluntary or involuntary
              dissolution, liquidation or winding up of the affairs of the Corporation, stating a payment date and the place where the distribution amounts shall be payable and containing a statement of or reference to the conversion right set forth in Section 6 of these resolutions, shall be given by mail, postage prepaid, at least 30 days but not more than 60 days prior to the payment date stated therein, to the holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

     4. REDEMPTION. the Corporation shall have the right, at its option and by resolution of its Board of Directors, to redeem at any time and from time to time the Series B Preferred Stock, in whole or in part, upon payment in cash in respect of each share redeemed at the then applicable redemption price set forth below:

     If redeemed during the twelve month period ending January 31, 1995          $7.67

     If redeemed during the twelve month period ending January 31, 1996          $7.59625

     If redeemed during the twelve month period ending January 31, 1997          $7.5225

     If redeemed during the twelve month period ending January 31, 1998          $7.44875

     If redeemed after January 31, 1998                                          $7.375


              If less than all of the outstanding shares of the Series B Preferred Stock shall be redeemed, the particular shares to be redeemed shall be allocated among the respective holders of Series B Preferred Stock, pro rata or by lot, as the Board of Directors may determine.

              Notice of any redemption specifying the date fixed for said redemption and the place where the amount to be paid upon redemption is payable and containing a statement of or reference to the conversion right set forth in Section 6 of these resolutions shall be mailed, postage prepaid, at least 30 days but not more than 60 days prior to said redemption date to the holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for shares of the Series B Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding and all rights with respect to such shares of the Series B Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest.

              Shares of Series B Preferred Stock redeemed or otherwise purchased or acquired by the Corporation shall not be reissued as shares of Series B Preferred Stock but shall assume the status of authorized but unissued shares of Preferred Stock of the Corporation.

     5. VOTING RIGHTS. The holders of the Series B Preferred Stock shall have two and one-half votes per share on all matters requiring the vote of stockholders, and additionally, if the voting rights of the Class B Common Stock are increased, then the voting rights of the Series B Preferred Stock shall be increased by an amount which will maintain the two and one-half to one proportion between the voting rights of the Class B Common Stock and the Series B Preferred Stock as is hereby established.

              Additionally, if at any time the equivalent of six or more full quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock shall not be paid, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series B Preferred Stock (whether or not the payment of quarterly dividends shall not be paid on other Preferred Stock outstanding) shall have the exclusive right, voting together as a class, to elect two directors to fill such newly created directorships. This right shall remain vested until dividends on the Series B Preferred Stock have been paid for four consecutive quarters, at which time: (i) the right shall terminate (subject to revesting in the case of any subsequent failure to pay of the kind described above); (ii) the term of the directors then in office elected by the holders of the Series B Preferred Stock as a class shall terminate; and (iii) the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.

              Whenever such right shall vest, it may be exercised initially either at a special meeting of holders of the Series B Preferred Stock or at any annual stockholders' meeting, but thereafter it shall be exercised only at annual stockholders' meetings. Any director who shall have been elected by the holders of the Series B Preferred Stock as a class pursuant to this Section 5 shall hold office for a term expiring at the next annual meeting of stockholders, and during such term may be removed at any time, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock given at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also be filled at such meeting. Any vacancy caused by the death or resignation of a director who shall have been elected by the holders of the Series B Preferred Stock as a class pursuant to this Section 5 may be filled only by the remaining director elected by the holders of the Series B Preferred Stock then in office.

              Whenever a meeting of the holders of Series B Preferred Stock is permitted or required to be held pursuant to this Section 5, such meeting shall be held at the earliest practicable date and the Secretary of the Corporation shall call such meeting, providing written notice to all holders of record of Series B Preferred Stock, in accordance with law, upon the earlier of the following:

              (a) as soon as reasonably practicable following the occurrence of the event or events permitting or requiring such meeting hereunder; or

              (b) within 20 days following receipt by said Secretary of a written request for such a meeting, signed by the holders of record of at least 20% of the shares of Series B Preferred Stock then outstanding.

                      If such meeting shall not be called by the proper
              corporate officer within 20 days after the receipt of such request by the Secretary of the Corporation, or within 25 days after the mailing of the same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 20% of the shares of Series B Preferred Stock then outstanding may designate one of their members to call such a meeting at the expense of the Corporation, and such meeting may be called by such person in the manner and at the place provided in this Section 5. Any holder of Series B Preferred Stock so designated to call such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of such stockholders to be so called.

                      Notwithstanding any provision of this Section 5 to the
              contrary, no special meeting of the holders of shares of Series B Preferred Stock: (i) shall be held during the 90-day period next preceding the date fixed for the annual meeting of stockholders of the Corporation; or (ii) shall be required to be called or held in violation of any law, rule or regulation.

                      Any meeting of the holders of all outstanding Series B
              Preferred Stock entitled to vote as a class for the election of directors shall be held at the place at which the last annual meeting of stockholders was held. At such meeting, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Series B Preferred Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present, in person or by proxy, shall have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum shall be present.

     6. CONVERTIBILITY. Shares of the Series B Preferred Stock (hereinafter in this Section 6 called the "Shares") shall be convertible into Class B Common Stock on the following terms and conditions:

              (a) Subject to and upon compliance with the provisions of this
              Section 6, the holder of any Shares may at such holder's option convert any such Shares into such number of fully paid and non-assessable shares of Class B Common Stock as are issuable pursuant to the formula set forth in subsections (c) and (d) of this Section 6. No adjustment shall be made for dividends on any Class B Common Stock that shall be issuable upon the conversion of such Shares.

              (b) The surrender of any Shares for conversion shall be made by the holder thereof to the Corporation at its principal office and such holder shall give written notice to the Corporation at said office that such holder elects to convert such Shares in accordance with the provisions thereof and this Section 6. Such notice also shall state the name or names (with addresses) in which the certificate or certificates for the Class B Common Stock, which shall be issuable on such conversion, shall be issued. Subject to the provisions of subsection (a) of this Section 6, every such notice of election to convert shall constitute a contract between the holder of such shares and the Corporation, whereby such holder shall be deemed to subscribe for the number of shares of Class B Common Stock which such holder will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such Shares and to release the Corporation from all obligations thereon, and whereby the Corporation shall be deemed to agree that the surrender of such Shares and the extinguishment of its obligations thereon shall constitute full payment for the Class B Common Stock so subscribed for and to be issued upon such conversion.

                      As soon as practicable, after the receipt of such notice
              and Shares, the Corporation shall issue and shall deliver to the person for whose account such Shares were so surrendered, or on such holder's written order, a certificate or certificates for the number of full shares of Class B Common Stock issuable upon the conversion of such Shares and a check or cash for the payment (if any) to which such person is entitled pursuant to subsection (e) of this Section 6, together with a certificate or certificates representing the Shares, if any, which are not to be converted, but which constituted part of the Shares represented by the certificate or certificates surrendered by such person. Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and such Shares, and the person or persons in whose name or names any certificate or certificates for Class B Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

              (c) The Conversion Rate shall be 1.495919425 shares of Class B Common Stock for each share of Series B Preferred Stock surrendered for conversion.

              (d) The Conversion Rate shall be subject to adjustment from time to time as follows:

                      (1) If the Corporation shall (i) pay a dividend in shares
              of its Class B Common Stock, (ii) subdivide the outstanding shares of Class B Common Stock into a greater number of shares, (iii) combine its outstanding shares of the Class B Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Class B Common Stock any shares of its capital stock, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a Share surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the numbers of such shares of the Corporation which such holder would have been entitled to receive after the happening of such event had such shares been converted immediately prior to such record date. Such adjustment shall be made whenever any of such events shall happen, and shall also be effective retroactively as to shares converted between such record date and the date of the happening of any such event.

                      (2) If the Corporation shall issue rights or warrants to
              the holders of its Class B Common Stock entitling them to subscribe for or purchase shares of Class B Common Stock, at a price per share less than the current market price per share of the Class A Common Stock (as defined in subsection (d)(5) of this Section 6) at the record date mentioned below, then the number of shares of Class B Common Stock into which each share shall thereafter be convertible shall be determined by multiplying the number of shares of Class B Common Stock into which such share was theretofore convertible by a fraction, the numerator of which shall be the number of shares of the Class B Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of the Class B Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of the Class B Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of the Class B Common Stock which the aggregate offering price of the total number of shares so offered would purchase based on current market price per share (as defined in subsection (d)(5) of this Section 6). Such adjustment shall be made whenever such rights or warrants are issued, and shall also be effective retroactively as to shares converted between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

              (3) If the Corporation shall distribute to the holders of the Class B Common Stock evidence of its indebtedness or assets (excluding cash dividends or distributions made out of current or retained earnings) or rights or warrants to subscribe other than as referred to in subsection (d)(2) of this Section 6, then in each such case the number of shares of the Class B Common Stock into which each share shall thereafter be convertible shall be determined by multiplying the number of shares of the Class B Common Stock into which such share was theretofore convertible by a fraction, the numerator of which shall be the current market price per share of the Class A Common Stock (as defined in subsection (d)(5) of this Section 6) on the date of such distribution, and the denominator of which shall be such current market price per share of the Class A Common Stock, as the case may be, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets, evidence of indebtedness, subscription rights or warrants so distributed applicable to one share of the Class B Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall also be effective retroactively as to the shares converted between the record date for the determination of stockholders entitled to receive such distribution and the date such distribution is made.

                      (4) In the event of any consolidation of the Corporation
              with or merger of the Corporation into another corporation, or in the event of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to another corporation, or in the case of any reorganization of the Corporation, the holder of each share then outstanding shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property, including cash, which would have been deliverable to such holder upon such consolidation, merger, sale, conveyance, exchange, transfer or reorganization if such holder had converted such holder's shares into the Class B Common Stock immediately prior to such consolidation, merger, sale, conveyance, exchange, transfer or reorganization. In any such event, effective provision shall be made in the instrument effecting or providing for such consolidation, merger, sale, conveyance, exchange, transfer or reorganization so that the provisions set forth herein for the protection of the conversion rights of the Shares shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other securities or property including cash, deliverable after such consolidation, merger, sale, conveyance, exchange, transfer or reorganization upon the conversion of the Series B Preferred Stock, or such other securities as shall have been issued to the holders thereof in lieu thereof or in exchange therefor. The provisions of this subsection (d)(4) shall similarly apply to successive consolidations, mergers, sales, conveyances, exchanges, transfers and reorganizations.

                      (5) For purposes of computation under subsections (d)(2)
              and (d)(3) of this Section 6, the current market price per share of the Class A Common Stock at any date shall be deemed to be the average of the daily closing prices for the 20 consecutive business days immediately prior to the day in question, if the Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis, and if the Class B Common Stock is not convertible into Class A Common Stock on a one-for-one basis, then the current market price per share of Class A Common Stock at any date shall be deemed to be such average multiplied by the then current conversion rate of the Class B Common Stock into the Class A Common Stock. The closing price for each day shall be the last reported sales price, regular way, on the principal national securities exchange upon which the Class A Common Stock is listed, or in case no such reported sale take place on such day, the average of the reported closing bid and asked prices, regular way, on such national securities exchange, or if the Class A Common Stock is not then listed on a national securities exchange, the average of the closing prices or, if applicable, closing bid and asked prices in the over-the-counter market as furnished by the nationally recognized securities firm or association selected from time to time by the Corporation for that purpose.

                      (6) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 2% in the Conversion Rate; provided, however, that any adjustments which by reason of this subsection (d)(6) are not required to be made, and are not made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection (d)(6) shall be made to the nearest cent or one-hundredth of a share, as the case may be.

              (e) Receipt by a holder of Series B Preferred Stock of a notice of redemption pursuant to Section 4 of these resolutions shall not terminate the conversion rights set forth in this Section 6, but rather such conversion rights shall continue until the redemption date set forth in the notice of redemption.

              (f) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any shares results in a fraction, an amount equal to such fraction multiplied by the current market price (determined as provided in subsection
              (d)(5) of this Section 6) of the Class A Common Stock on the business day next preceding the date of conversion shall be paid to such holder in cash by the Corporation.

              (g) The issue of stock certificates on conversion of shares shall be made free of any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of stock in a name other than that of the holder of the shares converted, and the Corporation shall not be required to issue or deliver any such stock certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

              (h) If in any case a state of facts occurs wherein the opinion of the Board of Directors and the other provisions of this Section 6 are not strictly applicable, or if strictly applicable, would not fairly protect the conversion rights of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions in accordance with such essential intent and principles so as to protect such conversion rights as aforesaid.

              (i) The Corporation shall at all times reserve and keep available out of its authorized Class B Common Stock the full number of shares of the Class B Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Class B Common Stock upon conversion of the Series B Preferred Stock.

              (j) Shares of Series B Preferred Stock converted shall not be reissued as shares of Series B Preferred Stock but shall assume the status of authorized but unissued shares of Preferred Stock of the Corporation.

                                   APPENDIX D

                            STATEMENT OF DESIGNATION
                                       OF
               NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C
                                       OF
                        BANKUNITED FINANCIAL CORPORATION

     WHEREAS, pursuant to Article VI of the Articles of Incorporation of BankUnited Financial Corporation (the "Corporation") and Section 607.0602 of the Florida Business Corporation Act, the Board of Directors of the Corporation is authorized to divide the Corporation's authorized Preferred Stock into series and, within the limitations set forth therein, fix and determine the relative rights and preferences of the shares of any series so established;

     WHEREAS, the Board of Directors desires to (i) establish a series of the Preferred Stock, designating such series "Noncumulative Convertible Preferred Stock, Series C," (ii) allocate 363,636 shares of the authorized Preferred Stock to the Noncumulative Convertible Preferred Stock, Series C, and (iii) fix and determine the relative rights and preferences of the Noncumulative Convertible Preferred Stock, Series C;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby allocates a portion of the Preferred Stock to a series designated Noncumulative Convertible Preferred Stock, Series C and fixes and determines the relative rights and preferences of the Noncumulative Convertible Preferred Stock, Series C, as set forth below:

     1. DESIGNATION AND ALLOCATION. Of the 10,000,000 shares of Preferred Stock authorized by the Articles of Incorporation of the Corporation, 363,636 shares are hereby determined to be and shall be of a series designated as Noncumulative Convertible Preferred Stock, Series C ("Series C Preferred Stock").

     2. PARITY. The Series C Preferred Stock is of the same class as and shall be on a parity with the Corporation's currently outstanding Noncumulative Convertible Preferred Stock, Series A, B and C-II (the "Outstanding Parity Stock"), except as may be provided elsewhere herein.

     3. DIVIDENDS. The holders of the Series C Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors and out of the assets of the Corporation which are by law available for the payment of dividends, preferential cash dividends payable quarterly on the last day of February, May, August and November of each year unless such day is a non-business day, in which event on the next business day, at the fixed annual rate of $0.55 per share and no more.

     So long as any Series C Preferred Stock remains outstanding:

              (a) no dividend whatsoever shall be declared or paid upon or set apart for payment, and no distribution shall be ordered or made in respect of:
(i) the Corporation's Series I Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), or the Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), or any other outstanding common stock of the Corporation, or (ii) any other class of stock or series thereof ranking junior to the Series C Preferred Stock in the payment of dividends; and

              (b) no shares of the Class A Common Stock or the Class B Common Stock and no shares of any other class of stock or series thereof ranking junior to the Series C Preferred Stock in the payment of dividends shall be redeemed or purchased by the Corporation or any subsidiary thereof; and

              (c) no moneys, funds or other assets shall be paid to or made available for a sinking fund for the redemption or purchase of any shares of:
(i) the Class A Common Stock or the Class B Common Stock; or (ii) any other class of stock or series thereof ranking junior to the Series C Preferred Stock in the payment of dividends;

unless, in each instance, full dividends on all outstanding shares of Series C Preferred Stock for the then current calendar quarter shall have been paid or declared and set aside for payment.

     In addition, so long as any Series C Preferred Stock remains outstanding, no dividend whatsoever shall be declared or paid upon or set apart for payment, and no distribution shall be ordered or made in respect of, any share or shares of any class of stock or series thereof ranking on a parity with the Series C Preferred Stock (including the Outstanding Parity Stock) in the payment of dividends, unless, for the applicable calendar quarter:

              (a) full dividends shall be paid or declared and set apart for payment on all shares of: (i) the Series C Preferred Stock; and (ii) any class of stock or series thereof ranking on a parity with the Series C Preferred Stock (including the Outstanding Parity Stock) in the payment of dividends; or

              (b) in the event all such dividends for the applicable calendar quarter are not or cannot be paid or declared and set apart for payment in full, a pro rata portion of the full dividends shall be paid or declared and set apart for payment on all shares of: (i) the Series C Preferred Stock; and (ii) any class of stock or series thereof ranking on a parity with the Series C Preferred Stock (including the Outstanding Parity Stock) in the payment of dividends. Such pro rata portion shall be calculated based on the ratio that the total amount available for the payment of all required dividends on the Series C Preferred Stock and such parity stock for the applicable calendar quarter bears to the total required dividends on the Series C Preferred Stock and such parity stock for such calendar quarter.

     4. PREFERENCE ON LIQUIDATION. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of any debts and other liabilities of the Corporation, the holders of the Series C Preferred Stock shall be entitled to receive the following amounts out of the net assets of the Corporation, and before any distribution shall be made to the holders of any common stock or to the holders of any other class of stock or series thereof ranking junior to the Series C Preferred Stock in the distribution of assets:

              (a) if such dissolution, liquidation or winding up is voluntary, the applicable redemption price per share determined as provided in section 5 of these resolutions;

              (b) if such dissolution, liquidation or winding up is involuntary, $5.50 per share;

and no more. If upon such voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation the net assets of the Corporation shall be insufficient to permit payment in full of the amounts required to be paid to the holders of the Series C Preferred Stock and to the holders of any class of stock or series thereof ranking on a parity with the Series C Preferred Stock (including the Outstanding Parity Stock) in respect of the distribution of assets, then a pro rata portion of the full amount required to be paid upon such dissolution, liquidation or winding up shall be paid to: (i) the holders of Series C Preferred Stock; and (ii) the holders of any class of stock or series thereof ranking on a parity with the Series C Preferred Stock (including the Outstanding Parity Stock) in respect of the distribution of assets. Such pro rata portion shall be calculated upon the ratio that the total amount available for distribution to such holders bears to the total distribution required to be made on the Series C Preferred Stock and such parity stock.

     Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation shall be deemed to be a dissolution, liquidation or winding up of the Corporation within the meaning of this section 4.

     Written notice of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, stating a payment date and the place where the distribution amounts shall be payable, shall be given by mail, postage prepaid, at least 30 days but not more than 60 days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

     5. REDEMPTION. The Corporation shall have the right, at its option and by resolution of its Board of Directors, to redeem at any time and from time to time the Series C Preferred Stock in whole or in part, upon payment in cash in respect of each share redeemed at the redemption price of $5.50.

     If less than all of the outstanding shares of the Series C Preferred Stock shall be redeemed, the particular shares to be redeemed shall be allocated among the respective holders of Series C Preferred Stock pro rata or by lot, as the Board of Directors may determine.

     Notice of any redemption specifying the date fixed for said redemption and the place where the amount to be paid upon redemption is payable and containing a statement of, or reference to, the conversion right set forth in section 7 of these resolutions shall be mailed, postage prepaid, at least 30 days but not more than 60 days prior to said redemption date to the holders of record of the Series C Preferred Stock, to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for shares of the Series C Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease, and all rights with respect to such shares of the Series C Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest.

     Shares of Series C Preferred Stock redeemed or otherwise purchased or acquired by the Corporation shall not be reissued as shares of Series C Preferred Stock but shall assume the status of authorized but unissued shares of Preferred Stock of the Corporation.

     6. VOTING RIGHTS. Except as may be otherwise provided by applicable law, the Series C Preferred Stock shall be non-voting

     7. CONVERTIBILITY. Shares of the Series C Preferred Stock (hereinafter in this section 7 called the "Shares") shall be convertible into the Corporation's Class A Common Stock on the following terms and conditions:

              (a) CONVERSION. Subject to and upon compliance with the provisions of this section 7, the holder of any Shares may, at such holder's option, convert any such Shares into such number of fully paid and non-assessable shares of the Class A Common Stock as are issuable pursuant to the formula set forth in subsections 7(b), (c) and (d) of this section 7 by surrendering any Shares for conversion to the Corporation at its principal office and by furnishing written notice to the Corporation at said office that such holder elects to convert in accordance with the provisions hereof. Such notice also shall state the name or names (with addresses) in which the certificate or certificates for Class A Common Stock which shall be issuable on such conversion shall be issued. Every such notice of election to convert shall constitute a contract between the holder and the Corporation, whereby such holder shall be deemed to subscribe for the number of shares of Class A Common Stock which such holder will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such Shares and to release the Corporation from all obligations thereon, and whereby the Corporation shall be deemed to agree that the surrender of such Shares and the extinguishment of its obligations thereon shall constitute full payment for the Class A Common Stock so subscribed for and to be issued upon such conversion.

     As soon as practicable after the receipt of such notice and Shares, the Corporation shall issue and shall deliver to the holder for whose account such Shares were so surrendered, or on such holder's written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such Shares and a check or cash for the payment (if any) to which such person is entitled pursuant to subsection 7(d) hereof, together with a certificate or certificates representing the Shares, if any, which are not to be converted, but which constituted part of the Shares represented by the certificate or certificates surrendered by such holder. Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and such Shares, and the person or persons in whose name or names any certificate or certificates for Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

              (b) BASIC CONVERSION RATE. The rate at which the holder of any Shares may convert such Shares into Class A Common Stock (the "Conversion Rate") shall be 1.45475 shares of Class A Common Stock for each Share which is surrendered for conversion, subject to adjustment as provided in subsection 7(c) hereinbelow.

              (c) CONVERSION RATE ADJUSTMENT. The Conversion Rate shall be subject to adjustment from time to time as follows:

                      (1) If the Corporation shall (i) pay a stock dividend in and on shares of its Class A Common Stock, (ii) subdivide its outstanding shares of Class A Common Stock into a greater number of shares, (iii) combine its outstanding shares of Class A Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Class A Common Stock any shares of its capital stock, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Shares surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of Class A Common Stock which such holder would have been entitled to receive after the happening of such event had such Shares been converted immediately prior to such record date. Such adjustment, if applicable, shall be made whenever any of such events shall happen, and shall also be effective retroactively as to the Shares converted between such record date and the date of the happening of any such event.

                      (2) In the event of any consolidation of the Corporation with or merger of the Corporation into another corporation, or in the event of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to another corporation, or in the case of any reorganization of the Corporation, the Corporation or the surviving entity shall have the right to require that if the holder of such Shares shall thereafter convert such Shares such conversion shall be into the kind and amount of shares of stock and other securities and property, including cash, which would have been deliverable to such holder upon such consolidation, merger, sale, conveyance, exchange, transfer or reorganization if such holder had converted such holder's Shares into Class A Common Stock immediately prior to such consolidation, merger, sale, conveyance, exchange, transfer or reorganization. In any such event, effective provision shall be made in the instrument effecting or providing for such consolidation, merger, sale, conveyance, exchange, transfer or reorganization so that the provisions set forth herein for the conversion rights of the holder of Shares shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other securities or property, including cash, deliverable after such consolidation, merger, sale, conveyance, exchange, transfer or reorganization upon the conversion. The provisions of this subsection 7(c)(2) shall similarly apply to successive consolidations, mergers, sales, conveyances, exchanges, transfers and reorganizations.

     The Corporation shall provide written notice of any action contemplated pursuant to this subsection 7(c)(2) at least 10 days prior to the record date of such action, to the holders of record of the Series C Preferred Stock to their respective addresses as the same shall appear on the books of the Corporation. The Corporation shall also provide the holders of record of the Series C Preferred Stock with written notice at least 10 days prior to the record date set for the consideration of any other extraordinary business matters (provided, however, that any routine business matters including, but not limited to, the setting of record dates for (i) the declaration of regular dividends and (ii) annual stockholders' meetings that do not require the filing of a preliminary proxy statement with the Securities and Exchange Commission or its successor shall be excluded from such notice provisions).

                      (3) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 2% in such Conversion Rate; provided, however, that any adjustments which by reason of this subsection 7(c)(3) are not required to be made, and are not made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection 7(c)(3) shall be made to the nearest cent or one-hundredth of a share, as the case may be.

              (d) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Shares. If more than one Share shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate face amount of such Shares so surrendered. If the conversion of any Shares results in a fraction, an amount equal to such fraction multiplied by the Conversion Rate, subject to adjustment as provided in subsection (c) hereof, shall be paid to such holder in cash by the Corporation.

              (e) TAX. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in the name other than that of the holder of the Shares converted, and the Corporation shall not be required to issue or deliver any such stock certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

              (f) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized Class A Common Stock the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding Shares and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Class A Common Stock upon conversion of the Shares.

                                   APPENDIX E

                            STATEMENT OF DESIGNATION
                                       OF
             NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES C-II
                                       OF
                        BANKUNITED FINANCIAL CORPORATION

     WHEREAS, pursuant to Article VI of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation is authorized to divide the Corporation's authorized Preferred Stock, $.01 par value (the "Preferred Stock"), into series and, within the limitations set forth therein, fix and determine the relative rights and preferences of the shares of any series so established;

     WHEREAS, the Board of Directors desires to (i) establish a series of the Preferred Stock, designating such series "Noncumulative Convertible Preferred Stock, Series C-II," (ii) allocate 222,223 shares of the authorized Preferred Stock to the Noncumulative Convertible Preferred Stock, Series C-II, and (iii) fix and determine the relative rights and preferences of the Noncumulative Convertible Preferred Stock, Series C-II;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby allocates a portion of the Preferred Stock to a series designated Noncumulative Convertible Preferred Stock, Series C-II (the "Series C-II Preferred Stock"), and fixes and determines the relative rights and preferences of the Series C-II Preferred Stock, as set forth below:

     1.       DEFINITIONS

              (a)     Articles of Incorporation - the Articles of
Incorporation, as amended, of the Corporation as filed with the Florida Secretary of State.

              (b)     Board of Directors - the Board of Directors of the
Corporation.

              (c)     The Corporation - BankUnited Financial Corporation.

              (d) Common Stock - the Corporation's Series I Class A Common Stock, $.01 par value, and Class B Common Stock, $.01 par value.

              (e) Dividend Payment Date - the last day of each quarter during which a dividend on the Series C-II Preferred Stock is declared by the Board of Directors, unless such day is a non-business day, in which event such Dividend Payment Date shall be the next business day.

              (f) Dividend Payment Period - a Dividend Period for which a dividend on the Series C-II Preferred Stock is declared by the Board of Directors.

              (g) Dividend Period - a quarterly period for which a dividend is due and payable on the Series C-II Preferred Stock when, as and if declared by the Board of Directors, commencing on and including the first day of a quarter for which a dividend is due and payable and ending on and including the last day of such quarter, unless such day is a non-business day, in which event on the next business day.

              (h) Junior Stock - the Common Stock and such other classes and/or series of equity securities which, as designated by the Board of Directors in its sole discretion, rank junior to the Series C-II Preferred Stock with respect to any one or more of the following: (i) dividend rights, (ii) rights upon liquidation, dissolution or winding up of the Corporation, (iii) redemption rights or (iv) any other rights specified by the Board of Directors.

              (i) Parity Stock - any classes and/or series of equity securities which, as designated by the Board of Directors in its sole discretion, rank on a parity with the Series C-II Preferred Stock with respect to any one or more of the following: (i) dividend rights, (ii) rights upon liquidation, dissolution or winding up of the Corporation, (iii) redemption rights or (iv) any other rights specified by the Board of Directors, whether or not the dividend rates, dividend periods, or liquidation prices per share thereof are different from those of the Series C-II Preferred Stock.

              (j) Passed Dividend - a dividend for a Dividend Period which the Board of Directors omits or fails to declare or determines not to declare whether or not dividends are declared on any future Dividend Payment Periods.

              (k) Preferred Stock - the Corporation's Preferred Stock, $.01 par value.

              (l) Senior Stock - any classes and/or series of equity securities of the Corporation in which, as designated by the Board of Directors in its sole discretion, the holders of such classes and/or series shall be entitled to any one or more of the following: (i) dividend rights, (ii) rights upon liquidation, dissolution or winding up of the Corporation, (iii) redemption rights or (iv) any other rights specified by the Board of Directors, in preference or priority to the holders of Series C-II Preferred Stock.

              (m) Series A Preferred Stock - the Corporation's Noncumulative Convertible Preferred Stock, Series A.

              (n) Series B Preferred Stock - the Corporation's Noncumulative Convertible Preferred Stock, Series B.

              (o) Series C Preferred Stock - the Corporation's Noncumulative Convertible Preferred Stock, Series C.

     2. DESIGNATION AND ALLOCATION. Of the 10,000,000 shares of Preferred Stock authorized by the Articles of Incorporation of the Corporation, 222,223 shares are hereby determined to be and shall be of a series designated as Noncumulative Convertible Preferred Stock, Series C-II.

     3. RANK. The Series C-II Preferred Stock shall rank, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, senior to the Common Stock. The Series C-II Preferred Stock shall rank, as to dividend rights, rights upon liquidation and dissolution or winding up of the Corporation, on a parity with the Series A, Series B and Series C Preferred Stock.

              The Series C-II Preferred Stock shall be subject to the future authorization and issuance of additional classes and/or series of equity securities ranking junior to, on a parity with, or senior to the Series C-II Preferred Stock with respect to any one or more of the following: (i) dividend rights, (ii) rights upon liquidation, dissolution or winding up of the Corporation, (iii) redemption rights or (iv) any other rights specified by the Board of Directors, including, without limitation, series of Preferred Stock that are cumulative as to dividends. The Board of Directors shall, in its sole discretion, determine whether any such additional classes and/or series of equity securities shall be designated as Junior Stock, Parity Stock or Senior Stock.

     4.       DIVIDENDS

              (a) RATE AND PAYMENTS. Holders of shares of the Series C-II Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of the funds legally available for payment, noncumulative cash dividends, payable quarterly, from the date of issue thereof at the annual rate of 8.9% ($0.801 per share). Dividends on the Series C-II Preferred Stock, when declared by the Board of Directors, shall be payable quarterly on each Dividend Payment Date.

              The amount of dividends payable for any period other than a full Dividend Payment Period shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period. Dividends payable for each full Dividend Period shall be computed by dividing the annual dividend rate by four.

              Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Corporation on such record dates, not more than 20 calendar days and not less than 10 calendar days preceding the payment dates therefor, as are determined by the Board of Directors.

              (b) NONCUMULATIVE DIVIDENDS. Dividends on the shares of Series C-II Preferred Stock shall be noncumulative, that is, if the Board of Directors omits or fails to declare or determines, in its sole discretion, not to declare a dividend for any Dividend Period, then the Corporation shall have no obligation to pay such Passed Dividend and the holders of the Series C-II Preferred Stock will have no right to, or a prior claim or preference to, the Passed Dividend, whether or not funds are or subsequently become available for the payment of such Passed Dividend.

              The Board of Directors may determine, in its sole discretion, that the Corporation shall pay less than the stated amount of dividends on the Series C-II Preferred Stock for any Dividend Period notwithstanding that funds are or subsequently become available for the payment of such dividend. Any portion of a dividend for a Dividend Period not declared shall be deemed a Passed Dividend and treated as described above.

              (c) PARITY AND JUNIOR STOCK RIGHTS. No full dividends shall be declared and paid, or declared and set apart for payment, on any stock ranking, as to dividend rights, on a parity with the Series C-II Preferred Stock, unless full dividends shall have been or contemporaneously are declared and paid, or declared and set apart for payment, on all shares of the Series C-II Preferred Stock.

              If at any time with respect to any Dividend Period, dividends are declared in part and paid in part, or declared in part and set apart for payment in part, on the Series C-II Preferred Stock, a pro rata portion shall be declared and paid, or declared and set apart for payment, on all shares of the Series C-II Preferred Stock together with any stock ranking, as to dividend rights, on a parity with the Series C-II Preferred Stock. Such pro rata portion shall be calculated based on the ratio that the total amount available for the payment of dividends on the Series C-II Preferred Stock plus such stock ranking, as to dividend rights, on a parity with the Series C-II Preferred Stock bears to the total payment of full dividends on the Series C-II Preferred Stock together with such stock ranking, as to dividend rights, on a parity with the Series C-II Preferred Stock.

              Unless full dividends have been declared and paid, or declared and set apart for payment, on all outstanding shares of Series C-II Preferred Stock for the applicable Dividend Period, the Corporation shall not (i) declare any dividends on any stock ranking, as to dividend rights, junior to the Series C-II Preferred Stock (other than in other Junior Stock), (ii) redeem, purchase or otherwise acquire any stock ranking, as to dividend rights, on a parity with or junior to the Series C-II Preferred Stock, for any consideration except by conversion into or exchange for Junior Stock or (iii) pay or make available any monies, funds or other assets for any sinking fund for the redemption or purchase of any stock ranking, as to dividend rights, on a parity with or junior to the Series C-II Preferred Stock.

              Holders of the Series C-II Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends actually declared by the Board of Directors.

              Except as expressly otherwise limited herein, and to the extent permitted by applicable law, the Board of Directors: (i) may declare and the Corporation may pay or set apart for payment dividends on any Junior Stock or Parity Stock, (ii) may make any payment on account of or set apart payment for a sinking fund or other similar fund or agreement for the purchase or other acquisition, redemption, retirement or other requirement of, or with respect to, any Junior Stock or Parity Stock or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Stock or Parity Stock, (iii) may make any distribution with respect to any Junior Stock or Parity Stock or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Stock or Parity Stock, whether directly or indirectly, and whether in cash, obligations or securities of the Corporation or other property and (iv) may purchase or otherwise acquire, redeem or retire any Junior Stock or Parity Stock or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any Junior Stock or Parity Stock; and the holders of the Series C-II Preferred Stock shall not be entitled to share or participate therein.

     5. PREFERENCE ON LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, after payment or provision for payment of any debts and other liabilities of the Corporation as required by law, the holders of the Series C-II Preferred Stock shall be entitled to receive $9.00 per share out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to the holders of any stock ranking junior to the Series C-II Preferred Stock in the distribution of assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to stockholders shall be insufficient to permit payment in full of the amounts required to be paid to the holders of the Series C-II Preferred Stock together with the holders of any stock ranking on a parity with the Series C-II Preferred Stock in the distribution of assets, then a pro rata portion of the full amount required to be paid upon such liquidation, dissolution or winding up shall be paid to the holders of the Series C-II Preferred Stock together with any stock ranking on a parity with the Series C-II Preferred Stock in the distribution of assets. Such pro rata portion shall be calculated based on the ratio that the total amount available for distribution to such holders bears to the total distribution required to be made on the Series C-II Preferred Stock together with any stock ranking on a parity with the Series C-II Preferred Stock in the distribution of assets. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Series C-II Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

              Neither the merger nor consolidation of the Corporation into or with any other entity or entities, nor the merger or consolidation of any other entity or entities into or with the Corporation, nor a sale, transfer, lease or exchange (for cash, securities or other consideration) of all or any part of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5, unless such sale, transfer, lease or exchange shall be in connection with and intended to be a plan of complete liquidation, dissolution or winding up of the Corporation.

              Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating a payment date and the place where the distribution amounts shall be payable, shall be given by mail, postage prepaid, at least 30 days but not more than 60 days prior to the payment date stated therein, to the holders of record of the Series C-II Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

     6. OPTIONAL REDEMPTION. The Series C-II Preferred Stock is redeemable at the option of the Corporation for cash, in whole or in part, at any time and from time to time upon payment in cash with respect to each share redeemed at $9.00 per share plus any dividends that have been declared but are unpaid as of the date of redemption to the extent that the Corporation has funds legally available therefor.

              Subject to any limitations provided herein and to the extent permitted by law, the Corporation may, at its option, redeem the Series C-II Preferred Stock at any time without regard to whether or not shares of any other series of Preferred Stock are also being redeemed. If less than all of the outstanding shares of Series C-II Preferred Stock shall be redeemed, the particular shares to be redeemed shall be allocated among the respective holders of the Series C-II Preferred Stock, pro rata or by lot, as the Board of Directors may determine. The Corporation may, in its sole discretion, also determine to redeem other series of Preferred Stock without redeeming any shares of the Series C-II Preferred Stock.

              Notice of any redemption specifying the date fixed for said redemption and the place where the amount to be paid upon redemption is payable shall be mailed, postage prepaid, at least 30 days but not more than 60 days prior to said redemption date, to the holders of record of the Series C-II Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. If such notice of redemption shall have been so mailed, unless default shall be made by the Corporation in providing for the payment of the redemption price, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after said redemption date, notwithstanding that any certificate for shares of the Series C-II Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the right to receive dividends thereon shall cease, and all rights with respect to such shares of the Series C-II Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, including any dividends that have been declared but are unpaid as of the date of redemption.

              Shares of Series C-II Preferred Stock redeemed or otherwise purchased or acquired by the Corporation shall not be reissued as shares of Series C-II Preferred Stock, but shall assume the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

     7. VOTING RIGHTS. Except as required by applicable law, the holders of the Series C-II Preferred Stock will not be entitled to vote for any purpose.

     8. SINKING FUND. No sinking fund shall be provided for the purchase or redemption of shares of the Series C-II Preferred Stock.

     9. CONVERTIBILITY. Shares of the Series C-II Preferred Stock (hereinafter in this section 9 called the "Shares") shall be convertible into the Corporation's Class A Common Stock on the following terms and conditions:

              (a) CONVERSION. Subject to and upon compliance with the provisions of this section 9, the holder of any Shares may at such holder's option, convert any such Shares into such number of fully paid and non-assessable shares of the Class A Common Stock as are issuable pursuant to the formula set forth in subsections 9(b), (c) and (d) of this section 9 by surrendering any Shares for conversion to the Corporation at its principal office and by furnishing written notice to the Corporation at said office that such holder elects to convert in accordance with the provisions hereof. Such notice also shall state the name or names (with addresses) in which the certificate or certificates for Class A Common Stock which shall be issuable on such conversion shall be issued. Every such notice of election to convert shall constitute a contract between the holder and the Corporation, whereby such holder shall be deemed to subscribe for the number of shares of Class A Common Stock which such holder will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such Shares and to release the Corporation from all obligations thereon, and whereby the Corporation shall be deemed to agree that the surrender of such Shares and the extinguishment of its obligations thereon shall constitute full payment for the Class A Common Stock so subscribed for and to be issued upon such conversion.

              As soon as practicable after the receipt of such notice and Shares, the Corporation shall issue and shall deliver to the holder for whose account such Shares were so surrendered, or on such holder's written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such Shares and a check or cash for the payment (if any) to which such person is entitled pursuant to subsection 9(d) hereof, together with a certificate or certificates representing the Shares, if any, which are not to be converted, but which constituted part of the Shares represented by the certificate or certificates surrendered by such holder. Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and such Shares, and the person or persons in whose name or names any certificate or certificates for Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

              (b) BASIC CONVERSION RATE. The rate at which the holder of any Shares may convert such Shares into Class A Common Stock (the "Conversion Rate") shall be 1.3225 shares of Class A Common Stock for each Share which is surrendered for conversion, subject to adjustment as provided in subsection 9(c) hereinbelow.

              (c) CONVERSION RATE ADJUSTMENT. The Conversion Rate shall be subject to adjustment from time to time as follows:

                      (1) If the Corporation shall (i) pay a stock dividend in and on shares of its Class A Common Stock, (ii) subdivide its outstanding shares of Class A Common Stock into a greater number of shares, (iii) combine its outstanding shares of Class A Common Stock into a smaller number of shares, or
(iv) issue by reclassification of its shares of Class A Common Stock any shares of its capital stock, then the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Shares surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive upon conversion the number of such shares of Class A Common Stock which such holder would have been entitled to receive after the happening of such event had such Shares been converted immediately prior to such record date. Such adjustment, if applicable, shall be made whenever any of such events shall happen, and shall also be effective retroactively as to the Shares converted between such record date and the date of the happening of any such event.

                      (2) In the event of any consolidation of the Corporation with or merger of the Corporation into another corporation, or in the event of any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to another corporation, or in the case of any reorganization of the Corporation, the Corporation or the surviving entity shall have the right to require that if the holder of such Shares shall thereafter convert such Shares such conversion shall be into the kind and amount of shares of stock and other securities and property, including cash, which would have been deliverable to such holder upon such consolidation, merger, sale, conveyance, exchange, transfer or reorganization if such holder had converted such holder's Shares into Class A Common Stock immediately prior to such consolidation, merger, sale, conveyance, exchange, transfer or reorganization. In any such event, effective provision shall be made in the instrument effecting or providing for such consolidation, merger, sale, conveyance, exchange, transfer or reorganization so that the provisions set forth herein for the conversion rights of the holder of Shares shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or other securities or property, including cash, deliverable after such consolidation, merger, sale, conveyance, exchange, transfer or reorganization upon the conversion. The provisions of this subsection 9(c)(2) shall similarly apply to successive consolidations, mergers, sales, conveyances, exchanges, transfers and reorganizations.

              The Corporation shall provide written notice of any action contemplated pursuant to this subsection 9(c)(2) at least 10 days prior to the record date of such action, to the holders of record of the Series C-II Preferred Stock to their respective addresses as the same shall appear on the books of the Corporation. The Corporation shall also provide the holders of record of the Series C-II Preferred Stock with written notice at least 10 days prior to the record date set for the consideration of any other extraordinary business matters (provided, however, that any routine business matters including, but not limited to, the setting of record dates for (i) the declaration of regular dividends and (ii) annual stockholders' meetings that do not require the filing of a preliminary proxy statement with the Securities and Exchange Commission or its successor shall be excluded from such notice provisions).

                      (3) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 2% in such Conversion Rate; provided, however, that any adjustments which by reason of this subsection 9(c)(3) are not required to be made, and are not made, shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection 9(c)(3) shall be made to the nearest cent or one-hundredth of a share, as the case may be.

              (d) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Shares. If more than one Share shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate face amount of such Shares so surrendered. If the conversion of any Shares results in a fraction, an amount equal to such fraction multiplied by the Conversion Rate, subject to adjustment as provided in subsection (c) hereof, shall be paid to such holder in cash by the Corporation.

              (f) TAX. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in the name other than that of the holder of the Shares converted, and the Corporation shall not be required to issue or deliver any such stock certificates unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

              (g) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized Class A Common Stock the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding Shares and shall take all such corporate action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Class A Common Stock upon conversion of the Shares.

     11. NO OTHER RIGHTS. The shares of Series C-II Preferred Stock shall not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above and in the Articles of Incorporation or as otherwise required by law.

     12. AMENDMENTS. The Board of Directors reserves the right to amend these resolutions in accordance with applicable law.

                                   APPENDIX F

                            STATEMENT OF DESIGNATION
                                       OF
            8% NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES 1993
                                       OF
                        BANKUNITED FINANCIAL CORPORATION

     BankUnited Financial Corporation (the "Corporation"), a corporation organized and existing under the Florida Business Corporation Act, in accordance with the provisions of Section 607.0602 thereof and Article VI the Corporation's Articles of Incorporation, DOES HEREBY CERTIFY:

     That pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, said Board of Directors acting at a meeting thereof adopted resolutions providing for the issuance of 1,610,000 shares of the Corporation's Preferred Stock, $.01 par value, designated "8% Noncumulative Convertible Preferred Stock, Series 1993," which resolutions are as follows:

              RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation, the Board of Directors does hereby provide for and authorize the issuance of 1,610,000 shares of the Preferred Stock, $.01 par value, of the Corporation, of the presently authorized but unissued shares of Preferred Stock (the "Preferred Stock") to be designated "8% Noncumulative Convertible Preferred Stock, Series 1993" (the "Series 1993 Preferred Stock"). The voting powers, designations, preferences, and relative, participating, optional or other special rights of the Series 1993 Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

              1.      DIVIDENDS.

                      (a) The holders of the Series 1993 Preferred Stock shall
              be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for payment, noncumulative cash dividends, payable quarterly in arrears, at the rate of $.80 per share per annum. Dividends, when declared on the Series 1993 Preferred Stock, shall have accrued from the date of issuance or thereafter, from the most recent date on which dividends were payable and be payable quarterly on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), commencing on September 30, 1993; PROVIDED, HOWEVER, that if any such day is a non-business day, the Dividend Payment Date will be the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Corporation on such record dates, not more than 30 calendar days and not less than 10 calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each of such dates a "Record Date"). Quarterly dividend periods (each a "Dividend Period") shall commence on and include the first day of January, April, July and October of each year and shall end on and include the day next preceding the next following Dividend Payment Date.

                      (b) No full dividends shall be declared or paid or set
              apart for payment on any series of Preferred Stock or other capital stock of any series ranking, as to dividends or liquidation preference, on a parity ("Parity Stock") with the Series 1993 Preferred Stock during any calendar quarter unless full dividends on the Series 1993 Preferred Stock for the Dividend Period ending during such calendar quarter have been or contempo raneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series 1993 Preferred Stock and any other Parity Stock, dividends upon the Series 1993 Preferred Stock and dividends on such other Parity Stock payable during such calendar quarter shall be declared pro rata so that the amount of such dividends so payable per share on the Series 1993 Preferred Stock and such other Parity Stock shall in all cases bear to each other the same ratio that full dividends for the then-current calendar quarter on the shares of Series 1993 Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior Dividend Periods) and full dividends, including required or permitted accumulations, if any, on shares of such other Parity Stock, bear to each other. If full dividends on the Series 1993 Preferred Stock have not been declared and paid or set apart for payment for the Dividend Payment Date falling in the then-current Dividend Period, then, with respect to such then-current Dividend Period, the following restrictions shall be applicable: (i) no dividend or distribution, other than in shares of capital stock ranking junior to the Series 1993 Preferred Stock as to dividends or liquidation preference ("Junior Stock"), may be declared, set aside or paid on any shares of Junior Stock, (ii) the Corporation may not repurchase, redeem or otherwise acquire any shares of its Junior Stock (except by conversion into or exchange for Junior Stock) and (iii) the Corporation may not, directly or indirectly, repurchase, redeem or otherwise acquire (except by conversion into or exchange for Junior Stock) any shares of any class or series of Junior Stock or warrants, calls, options or other rights to acquire capital stock of the Corporation or other security exercisable or exchangeable into capital stock of the Corporation, otherwise than pursuant to pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Series 1993 Preferred Stock. Holders of the Series 1993 Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of declared noncumulative dividends, as herein provided, on the Series 1993 Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any declared dividend payment or payments on the Series 1993 Preferred Stock which may be in arrears. As used herein, the phrase "set apart" in respect of the payment of dividends shall require deposit of any funds in a bank or trust company in a separate deposit account maintained for the benefit of the holders of the Series 1993 Preferred Stock.

              2.      REDEMPTION.

                      (a) The shares of Series 1993 Preferred Stock shall be
              redeemable by the Corporation, in whole or in part, at any time and from time to time from and after July 1, 1998. The shares of Series 1993 Preferred Stock shall be redeemable by the Corporation, in whole, or in part, at any time and from time to time prior to July 1, 1998 only if the Corporation's Series I Class A Common Stock, $.01 par value (the "Class A Common Stock"), shall have a closing bid price which is at least 140% of the Conversion Price (as defined below) for any 20 consecutive trading days ending within five trading days of the giving of notice of redemption as provided for below. The Series 1993 Preferred Stock shall be redeemable by the Corporation at a price of $10.00 per share until June 30, 1998 and thereafter at the following per share prices during the twelve month period beginning July 1:

                                    YEAR                        REDEMPTION PRICE
                                    ----                        ----------------

                                    1998.....................        $10.40
                                    1999.....................         10.32
                                    2000.....................         10.24
                                    2001.....................         10.16
                                    2002.....................         10.08
                                    2003 and thereafter......         10.00

              plus, in each case, an amount equal to all accrued but unpaid dividends (whether or not declared) for the then-current Dividend Period immediately preceding the date fixed for redemption (the "Redemption Date"). For purposes of this Section 2, the Conversion Price shall not give effect to adjustment for missed dividend payments pursuant to Section 3(d)(v) hereof.

                      (b) The Series 1993 Preferred Stock shall be redeemable by the Corporation, in accordance with applicable law, in whole or in part, upon not less than 30 nor more than 60 calendar days' prior written notice by mail.

                      (c) In the event that fewer than all the outstanding
              shares of the Series 1993 Preferred Stock are to be redeemed as permitted by this Section (2), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or PRO RATA as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors that is required to conform to any rule or regulation of any stock exchange or automated quotation system upon which the shares of the Series 1993 Preferred Stock may at the time be listed.

                      (d) Notice of redemption of the Series 1993 Preferred
              Stock, specifying the Redemption Date and place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed, at his or her address of record, not less than 30 nor more than 60 calendar days prior to the Redemption Date. In the event of a redemption prior to July 1, 1998, such notice shall be given not more than five business days following the expiration of the 20 consecutive trading day period specified in Section 2(a). Each such notice shall also specify the redemption price applicable to the shares to be redeemed. If less than all the shares owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

                      (e) Notice of redemption of shares of the Series 1993
              Preferred Stock having been given as provided in Section 2(d), then unless the Corporation shall have defaulted in providing for the payment of the redemption price and all accrued and unpaid dividends (whether or not declared) for the then-current Dividend Period immediately preceding the Redemption Date, all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends, whether or not declared, for the then-current Dividend Period immediately preceding the Redemption Date) shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Preferred Stock. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                      (f) Any shares of Series 1993 Preferred Stock which shall
              at any time have been redeemed or converted shall, after such redemption or conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                      (g) Shares of the Series 1993 Preferred Stock are not subject or entitled to the benefit of a sinking fund.

                      (h) Notwithstanding the foregoing, if notice of redemption shall have been given pursuant to this Section 2 and any holder of the Series 1993 Preferred Stock shall, prior to the close of business on the date three business days next preceding the Redemption Date, give written notice to the Corporation pursuant to Section 3 hereof of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the redemption shall not become effective as to such shares and the conversion shall become effective as provided in Section 3 below."

              3.      CONVERSION.

                      (a) Subject to and upon compliance with the provisions of
              this Section 3, the holder of any shares of the Series 1993 Preferred Stock shall have the right, at his or her option, at any time, to convert the shares into a number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Corporation's Series I Class A Common Stock, $.01 par value (the "Class A Common Stock"), equal to $10.00 for each share surrendered for conversion divided by the Conversion Price (as defined in Section 3(d) below); PROVIDED, HOWEVER, that if the Corporation shall have called the Series 1993 Preferred Stock for redemption, such right shall terminate on the close of business on the third business day preceding the Redemption Date unless the Corporation has defaulted in making the payment due on the Redemption Date.

                      (b) (i) In order to exercise the conversion privilege, the holder of each share of the Series 1993 Preferred Stock to be converted shall surrender the certificate representing such share to the Corporation's transfer agent for the Series 1993 Preferred Stock with the Notice of Election to Convert on the back of said certificate duly completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which the shares of the Series 1993 Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his or her duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax. The holders of shares of the Series 1993 Preferred Stock at the close of business on a Record Date shall be entitled to receive any dividend declared payable on those shares for the corresponding Dividend Period on the applicable Dividend Payment Date, notwithstanding the conversion of the shares after the Record Date.

                               (ii) As promptly as practicable after the
                      surrender by a holder of the certificates for shares of the Series 1993 Preferred Stock in accordance with Section 3, the Corporation shall issue and shall deliver at the office of the transfer agent to the holder, or on his or her written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of those shares in accordance with the provisions of this Section 2, and any fractional interest in respect of a share of Class A Common Stock arising upon the conversion shall be settled as provided in Section 3(c) below.

                               (iii) Each conversion shall be deemed to have
                      been effected immediately prior to the close of business on the date on which all of the conditions specified in
                      Section 3(b) hereof shall have been satisfied, and, the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented by those certificates at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which all of the conditions specified in Section 3(b) hereof shall have been satisfied. All shares of Class A Common Stock delivered upon conversion of the Series 1993 Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of the Series 1993 Preferred Stock to be converted, the shares shall no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the Class A Common Stock or other securities, cash or other assets as herein provided.

                      (c) No fractional shares or securities representing
              fractional shares of Class A Common Stock shall be issued upon conversion of the Series 1993 Preferred Stock. Any fractional interest in a share of Class A Common Stock resulting from conversion of a share of the Series 1993 Preferred Stock shall be paid in cash (computed to the nearest cent) based on the Current Market Price (as defined in Section 3(d)(iv) below) of the Class A Common Stock on the Trading Day (as defined in Section 3(d)(iv) below) next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of whole shares of Class A Common Stock issuable upon the conversion shall be computed on the basis of the aggregate Liquidation Preference (as such term is defined in Section 6 below) of the shares of the Series 1993 Preferred Stock so surrendered.

                      (d) The "Conversion Price" per share of the Series 1993
              Preferred Stock shall be $10.00, subject to adjustment from time to time as follows:

                               (i) In case the Corporation shall (1) pay a
                      dividend or make a distribution on its Class A Common Stock in shares of its Class A Common Stock, (2) subdivide its outstanding Class A Common Stock into a greater number of shares, or (3) combine its outstanding Class A Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such event shall be proportionately adjusted so that the holder of any share of the Series 1993 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Class A Common Stock of the Corporation which he would have been entitled to receive had the share been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section 3(d)(i) shall become effective immediately after the Record Date in the case of a dividend or distribution except as provided in Section 3(d)(viii) below, and shall become effective immediately after the effective date in the case of a subdivision or combination. If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.

                               (ii) In case the Corporation shall issue rights
                      or warrants to all holders of its Class A Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Class A Common Stock at a price per share less than the Current Market Price (as defined in Section 3(d)(iv) below) of the Class A Common Stock at the record date for the determination of stockholders entitled to receive the rights or warrants, the Conversion Price in effect immediately prior to the issuance of such rights or warrants shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of the rights or warrants by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding on the date of the issuance of the rights or warrants plus the number of shares of Class A Common Stock which the aggregate offering price of the total number of shares of Class A Common Stock so offered for subscription or purchase would purchase at the Current Market Price at that record date, and of which the denominator shall be the number of shares of Class A Common Stock outstanding on the date of issuance of the rights or warrants plus the number of additional shares of Class A Common Stock for subscription or purchase. The adjustment provided for in this Section 3(d)(ii) shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in Section 3(d)(viii) below after such record date. In determining whether any rights or warrants entitle the holder of the Class A Common Stock to subscribe for or purchase shares of Class A Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Class A Common Stock so offered, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board (whose determination, if made in good faith, shall be conclusive). If any or all of such rights or warrants are not so issued or expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

                               (iii) In case the Corporation shall distribute to
                      all holders of its Class A Common Stock any shares of capital stock of the Corporation (other than Class A Common Stock) or evidences of indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 3(d)(ii) above), then, in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction, the numerator of which shall be the Current Market Price of the Class A Common Stock on the record date mentioned below less the then fair market value (as determined by the Board, whose determination, if made in good faith, shall be conclusive) of that portion of the capital stock or assets or evidences of indebtedness so distributed, or of the rights or warrants so distributed, applicable to one share of Class A Common Stock, and the denominator of which shall be the Current Market Price of the Class A Common Stock on the record date. Such adjustment shall become effective immediately, except as provided in Section 3(d)(viii) below, after the record date for the determination of stockholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights or warrants expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted. Notwithstanding the foregoing, in the event that the Corporation shall distribute rights or warrants (other than those referred to in Section 3(d)(ii) above) ("Rights") pro rata to holders of Class A Common Stock, the Corporation may, in lieu of making any adjustment pursuant to this Section 3(d)(iii), make proper provision so that each holder of the Series 1993 Preferred Stock who converts such Series 1993 Preferred Stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Class A Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (1) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Class A Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (2) if such conversion occurs after the Distribution Date, the same number of shares of Class A Common Stock into which the number of shares of this Series 1993 Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                               (iv) For the purpose of any computation under
                      this Section 3, the "Current Market Price" of the Class A Common Stock at any date shall be the average of the last reported sale prices per share for the ten consecutive Trading Days (as defined below) preceding the date of such computation. The last reported sale price for each day shall be (1) the last reported sale price of the Class A Common Stock on the Nasdaq National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (2) if not quoted as described in clause (1), the mean between the high bid and low asked quotations for the Class A Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Class A Common Stock on at least five of the ten preceding days, or (3) if the Class A Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Class A Common Stock on the principal securities exchange on which the Class A Common Stock is listed. If the Class A Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (2) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (3) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, he last reported sale price of the Class A Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation. As used herein, the term "Trading Days" means (1) if the Class A Common Stock is quoted on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (2) if not quoted as described in clause (1), days on which quotations are reported by the National Quotation Bureau Incorporated, or (3) if the Class A Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

                               (v) In the event that the Corporation shall fail
                      to declare and pay a dividend on the Series 1993 Preferred Stock for more than three Dividend Periods (a "Dividend Default") in any five-year period, then the Conversion Price shall be reduced by an amount equal to 75% of the first three missed dividend payments and 100% of any dividend which is not declared and paid for any subsequent Dividend Period. Notwithstanding the foregoing, if at any time subsequent to an adjustment in the Conversion Price pursuant to this Section 3(d)(v), the Corporation declares and pays dividends on the Series 1993 Preferred Stock for each Dividend Period in the five-year period commencing on the date of the adjustment, then no further adjustment in the Conversion Price pursuant to this Section 3(d)(v) shall be made until a new Dividend Default shall have occurred.

                               (vi) No adjustment in the Conversion Price shall
                      be required unless such adjustment would require a change of at least one percent in the Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this
                      Section 3(d)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and PROVIDED, FURTHER, that adjustment shall be required and made in accordance with the provisions of this Section 3(d) (other than this Section 3(d)(vi)) not later than three years of the date of the event requiring the adjustment. All calculations under this Section 3(d) shall be made to the nearest cent or the nearest one hundredth of a share, as the case may be. Notwithstanding anything in this Section 3(d) to the contrary, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this
                      Section 3(d), as it, in its discretion, shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidence of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereinafter made by the Corporation to its stockholders shall be a tax free distribution for federal income tax purposes.

                               (vii) Whenever the Conversion Price is adjusted,
                      as herein provided, the Corporation shall promptly file with its transfer agent an officers' certificate setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring the adjustment, which certificate shall be conclusive evidence of the correctness of the adjustment. Promptly after delivery of the certificate, the Corporation shall prepare a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the Conversion Price to the holders of the Series 1993 Preferred Stock at their addresses as shown on the stock books of the Corporation.

                               (viii) In any case in which this Section 3(d)
                      provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of the event
                      (1) issuing to the holder of any share of the Series 1993 Preferred Stock converted after the record date and before the occurrence of the event, the additional shares of Class A Common Stock issuable upon the conversion by reason of the adjustment required by the event over and above the Class A Common Stock issuable upon such conversion before giving effect to the adjustment and (2) paying to the holder any amount in cash in lieu of any fractional share pursuant to Section 3(c) above.

                      (e)      If:

                               (i) the Corporation shall authorize the granting
                      to the holders of the Class A Common Stock or rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                               (ii) there shall be any reclassification of the
                      Class A Common Stock (other than a subdivision or combination of the outstanding Class A Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party, and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

                               (iii) there shall be a voluntary or an
                      involuntary dissolution, liquidation or winding up of the Corporation;

                      then the Corporation shall cause to be filed with the transfer agent, and shall cause to be mailed to the holders of shares of the Series 1993 Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 15 days prior to the applicable date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of the dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to the dividend, distribution or rights or warrants are to be determined or (2) the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice shall not affect the legality or validity of the proceedings described in this Section 3(e).

                      (f) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Class A Common Stock or its issued shares of Class A Common Stock held by its treasury, or both, for the purpose of effective conversions of the Series 1993 Preferred Stock the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding shares of the Series 1993 Preferred Stock not theretofore converted. For purposes of this Section 3(f), the number of shares of Class A Common Stock which shall be deliverable upon the conversion of all outstanding shares of the Series 1993 Preferred Stock shall be computed as if at the time of computation all the outstanding shares were held by a single holder.

                               (ii) Before taking any action which would cause
                      an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Class A Common Stock deliverable upon conversion of the Series 1993 Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at the adjusted Conversion Price.

                               (iii) The Corporation will endeavor to list the
                      shares of Class A Common Stock or other securities required to be delivered upon conversion of the Series 1993 Preferred Stock, prior to the delivery, upon each national securities exchange or the Nasdaq National Market, if any, upon which the outstanding Class A Common Stock or other securities are listed at the time of delivery.

                               (iv) Prior to the delivery of any Class A Common
                      Stock or other securities which the Corporation shall be obligated to deliver upon conversion of the Series 1993 Preferred Stock, the Corporation will endeavor, in good faith and as expeditiously as possible, to take all reasonable measures to comply with all federal and state laws and regulations thereunder requiring the registration of those securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                      (g) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock or other securities on conversion of the Series 1993 Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock or other securities in a name other than that of the holder of the Series 1993 Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.

                      (h) In case of any reclassification or similar change of
              outstanding shares of Class A Common Stock (other than change in par value, or as a result of subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Class A Common Stock or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of shares of the Series 1993 Preferred Stock then outstanding shall have the right thereafter to convert the shares of the Series 1993 Preferred Stock held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Class A Common Stock issuable upon the conversion of the shares of the Series 1993 Preferred Stock immediately prior to the reclassification, change, consolidation, merger, sale or transfer.

              4. PREEMPTIVE RIGHTS. Shares of the Series 1993 Preferred Stock are not entitled to any preemptive rights to acquire any unissued shares of any capital stock of the Corporation, now or hereafter authorized, or any other securities of the Corporation, whether or not convertible into shares of capital stock of the Corporation or carrying a right to subscribe to or acquire any such shares of capital stock.

              5. VOTING. Except as required by law, the shares of the Series 1993 Preferred Stock shall not have any voting powers, either general or special, except as follows:

                      (a) So long as any shares of the Series 1993 Preferred
              Stock are outstanding, if the Corporation shall have failed to declare and pay dividends on all outstanding shares of the Series 1993 Preferred Stock for six Dividend Periods, whether or not consecutive, the number of directors of the Corporation shall automatically be increased by two and the holders of the Series 1993 Preferred Stock shall have the right, voting together as a class and separately from all other classes and series, to elect such two additional directors. The right of the holders of the Series 1993 Preferred Stock to elect such members of the Board of Directors as aforesaid shall continue until dividends have been declared and paid on the Series 1993 Preferred Stock for four consecutive Dividend Periods. If at any time thereafter should the Corporation fail to declare and pay dividends on all outstanding shares of the Series 1993 Preferred Stock for four Dividend Periods, whether or not consecutive, the voting right described in this Section 5(a) shall vest until dividends shall have been declared and paid on the Series 1993 Preferred Stock for four consecutive Dividend Periods. Whenever the voting right described in this Section 5(a) shall have vested in the holders of the Series 1993 Preferred Stock, the right may be exercised initially either at a special meeting of the holders of the Series 1993 Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors and thereafter at each successive annual meeting.

                      (b) At any time when the voting right of the Series 1993
              Preferred Stock provided in Section 5(a) above shall have become operative and shall not have been exercised, or for the purpose of the removal of a director as set forth in Section 5(d) below, a proper officer of the Corporation shall, upon the written request of the holders of record of at least 10% of the shares of the Series 1993 Preferred Stock then outstanding addressed to the Secretary of the Corporation, call a special meeting of the holders of the Series 1993 Preferred Stock for the purpose of electing the additional directors to be elected by the holders of the Series 1993 Preferred Stock or removing any such director, as the case may be. Such meeting shall be held at the earliest practicable date upon the notice (and at the place) required for annual meetings of stockholders. Such notice shall comply with the requirements of all applicable laws and shall set forth the purposes of such meeting. If such meeting shall not be called by the proper officer of the Corporation within 20 days after the personal service of such written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States by registered or certified mail enclosed in a postage-paid envelope addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the shares of the Series 1993 Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice (and at the place) required for annual meetings of stockholders.

                      (c) Unless otherwise required by law, directors elected by the holders of the Series 1993 Preferred Stock shall not become members of any of the three classes of directors otherwise required by the Articles of Incorporation and Bylaws of the Corporation with respect to the remaining directors elected by other classes or series of stock entitled to vote therefor, but shall, subject to Section 5(e) below, serve until the next annual meeting or until their respective successors shall be elected and shall qualify. All rights of the holders of the Series 1993 Preferred Stock to elect such directors shall continue in effect until the Corporation has declared and paid dividends for four consecutive Dividend Periods as provided in Section 5(b) above. At such time as such condition has been met, the voting rights of the holders of the Series 1993 Preferred Stock shall, without further action, terminate, subject to revesting in the event of each and every subsequent failure of the Corporation to declare and pay such dividends for the requisite number of Dividend Periods described above.

                      (d) The term of office of all directors elected by the
              holders of the Series 1993 Preferred Stock in office at any time when the aforesaid voting right is vested in such holders shall terminate upon the election of their successors at any meeting of stockholders held for the purpose of selecting directors, provided, however, without further action, and unless required by law, any director that shall have been elected by holders of the Series 1993 Preferred Stock as provided herein may be removed at any time, either with or without cause, by affirmative vote of the holders of record of a majority of outstanding shares of the Series 1993 Preferred Stock, voting separately as one class, at a duly held meeting of the holders of the Series 1993 Preferred Stock called pursuant to the provisions set forth in Section 5(b).

                      (e) Upon the later of any termination of the aforesaid
              voting right in accordance with the foregoing provisions or the expiration of the minimum term of office required by law, the term of office of all directors elected by the holders of the Series 1993 Preferred Stock pursuant thereto then in office shall, without further action, thereupon terminate unless otherwise required by law. Upon such termination, the number of directors constituting the Board of Directors of the Corporation shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the provisions of this Section 5(e) in the case of the future right of such holders of the Series 1993 Preferred Stock to elect directors as provided herein.

                      (f) Unless otherwise required by law, in case of any
              vacancy occurring among the directors so elected, the remaining director may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and if all directors so elected shall cease to serve as directors before their term shall expire, the holders of the Series 1993 Preferred Stock then outstanding may, at a meeting of such holders duly held, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

                      (g) The directors elected by the holders of the Series
              1993 Preferred Stock in accordance with the provisions of this
              Section 5 shall be entitled to one vote per director on any matter, and otherwise to same rights and privileges as all other directors of the Corporation.

                      (h) So long as any shares of the Series 1993 Preferred
              Stock are outstanding, the Articles of Incorporation and Bylaws of the Corporation shall contain provisions ensuring that the number of directors of the Corporation shall at all times be such that the exercise by the holder of shares of the Series 1993 Preferred Stock of the right to elect directors under the circumstances provided in this Section 5 will not contravene any provisions of the Corporation's Articles of Incorporation or Bylaws.

                      (i) Unless the vote or consent of the holders of a greater number of shares is required by law, the consent of the holders of at least a majority of all of the shares of the Series 1993 Preferred Stock at the time outstanding given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, on which matter the holders of shares of the Series 1993 Preferred Stock shall vote together as a separate class, shall be necessary to authorize, effect or validate any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation of the Corporation or of any certificate, amendatory or supplemental thereto, which amendment, alteration or repeal would, if effected, adversely affect the powers, preferences, rights or privileges of the Series 1993 Preferred Stock.

                      (j) Unless the vote or consent of the holders of a greater number of shares is required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Series 1993 Preferred Stock at the time outstanding given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, on which matter the holders of shares of the Series 1993 Preferred Stock shall vote together as a separate class, shall be necessary to create, authorize, issue or increase the authorized or issued amount of any class or series of any equity securities of the Corporation, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Corporation, ranking senior to the Series 1993 Preferred Stock either as to payment of dividends or rights upon liquidation.

                      (k) Notwithstanding anything to the contrary set forth
              herein, the creation or issuance of Parity Stock or Junior Stock with respect to the payment of dividends or rights upon liquidation, a merger, consolidation, reorganization or other business combination in which the Corporation is not the surviving entity, or an amendment that increases the number of authorized shares of Preferred Stock or increases the number of authorized shares of a series of Preferred Stock constituting Junior Stock or Parity Stock shall not be considered to be an adverse change to the terms of the Series 1993 Preferred Stock and shall not require a vote or the consent of the holders of the Series 1993 Preferred Stock.

              6.      LIQUIDATION RIGHTS.

                      (a) Upon the voluntary or involuntary liquidation,
              dissolution or winding up of the Corporation, the holders of the shares of the Series 1993 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders under applicable law, before any payment or distribution of assets shall be made on the Class A Common Stock or on any other class or series of capital stock of the Corporation ranking junior to the Series 1993 Preferred Stock upon liquidation, the amount of $10.00 per share, in the event of an involuntary liquidation and the applicable redemption price as set forth in Section 2 hereof, in the event of a voluntary liquidation (the "Liquidation Preference"), plus a sum equal to all dividends accrued on such shares (whether or not declared) for and unpaid for the then current Dividend Period. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation for the purposes of this Section 6, nor shall the merger or consolidation of the Corporation into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Corporation, be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this Section 6.

                      (b) After the payment in cash (in New York Clearing House
              funds or its equivalent) to the holders of the shares of the Series 1993 Preferred Stock of the full preferential amounts for the shares of the Series 1993 Preferred Stock, as set forth in
              Section 6(a) above, the holders of the Series 1993 Preferred Stock as such shall have no further right or claim to any of the remaining assets of the Corporation.

                      (c) In the event the assets of the Corporation available
              for distribution to the holders of shares of the Series 1993 Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a) above, no distribution shall be made on account of any shares of any other series of Preferred Stock or any other class of capital stock of the Corporation ranking on a parity with the shares of the Series 1993 Preferred Stock upon such liquidation, dissolution or winding up unless proportionate amounts shall be paid on account of the shares of the Series 1993 Preferred Stock, ratably, in proportion to the full amounts to which holders of all such shares which are on a parity with the shares of the Series 1993 Preferred Stock are respectively entitled upon such dissolution, liquidation or winding up.

              7. RANK. The Series 1993 Preferred Stock shall rank senior as to payment of dividends and rights upon liquidation to all classes and series of capital stock of the Corporation outstanding as of May 24, 1993. Unless the Corporation shall have obtained the consent of the holders as provided in Section 6 above, the Corporation shall not issue any other series of Preferred Stock ranking senior to the Series 1993 Preferred Stock as to the payment of dividends or rights upon liquidation or any other series of any equity securities ranking senior to the Series 1993 Preferred Stock as to the payment of dividends or rights upon liquidation. The Corporation may issue shares of Preferred Stock or other capital stock ranking junior to or on a parity with the Series 1993 Preferred Stock as to the payment of dividends or rights upon liquidation. For purposes of this statement of designation, any capital stock of any series or class of the Corporation shall be deemed to rank:

                      (a) senior to the shares of the Series 1993 Preferred
              Stock, as to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of the shares of the Series 1993 Preferred Stock;

                      (b) on a parity with shares of the Series 1993 Preferred
              Stock, as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series 1993 Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series 1993 Preferred Stock; and

                      (c) junior to shares of the Series 1993 Preferred Stock,
              as to dividends or upon liquidation, if such stock shall be Class A Common Stock or if the holders of shares of the Series 1993 Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such series or class.

              8. REPORTS AND NOTICES. So long as any shares of the Series 1993 Preferred Stock shall be outstanding, the Corporation shall provide to the holder or holders of such shares copies of all annual, quarterly and other reports of the Corporation and copies of all stockholder notices of the Corporation when and as furnished to the holders of the Class A Common Stock.

                                   APPENDIX G

                            STATEMENT OF DESIGNATION
                                       OF
                   9% NONCUMULATIVE PERPETUAL Preferred Stock
                                       OF
                        BANKUNITED FINANCIAL CORPORATION

     BankUnited Financial Corporation (the "Corporation"), a corporation organized and existing under the Florida Business Corporation Act, in accordance with the provisions of Section 607.0602 thereof and Article VI of the Corporation's Articles of Incorporation, DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, said Board of Directors acting at a meeting thereof adopted resolutions providing for the issuance of 2,300,000 shares of the Corporation's Preferred Stock, $.01 par value, designated "9% Noncumulative Perpetual Preferred Stock," which resolutions are as follows:

              RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation, the Board of Directors does hereby provide for and authorize the issuance of 2,300,000 shares of the Preferred Stock, $.01 par value, of the Corporation, of the presently authorized but unissued shares of Preferred Stock (the "Preferred Stock") to be designated "9% Noncumulative Perpetual Preferred Stock" (the "Perpetual Preferred Stock"). The voting powers, designations, preferences, and relative, participating, optional or other special rights of the Perpetual Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

              1.      DIVIDENDS.

                      (a) The holders of the Perpetual Preferred Stock shall be
              entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for payment, noncumulative cash dividends, payable quarterly in arrears, at the rate of $.90 per share per annum. Dividends, when declared on the Perpetual Preferred Stock, shall have accrued from the date of issuance or thereafter, from the most recent date on which dividends were payable and shall be payable quarterly on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), commencing on March 31, 1994; PROVIDED, HOWEVER, that if any such day is a non-business day, the Dividend Payment Date will be the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Corporation on such record dates, not more than 30 calendar days and not less than 10 calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each of such dates a "Record Date"). Quarterly dividend periods (each a "Dividend Period") shall commence on and include the first day of January, April, July and October of each year and shall end on and include the day next preceding the next following Dividend Payment Date.

                      (b) No full dividends shall be declared or paid or set
              apart for payment on any series of Preferred Stock or other capital stock of any series ranking, as to dividends or liquidation preference, on a parity ("Parity Stock") with the Perpetual Preferred Stock during any calendar quarter unless full dividends on the Perpetual Preferred Stock for the Dividend Period ending during such calendar quarter have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon the Perpetual Preferred Stock and any other Parity Stock, dividends upon the Perpetual Preferred Stock and dividends on such other Parity Stock payable during such calendar quarter shall be declared pro rata so that the amount of such dividends so payable per share on the Perpetual Preferred Stock and such other Parity Stock shall in all cases bear to each other the same ratio that full dividends for the then-current calendar quarter on the shares of Perpetual Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior Dividend Periods) and full dividends, including required or permitted accumulations, if any, on shares of such other Parity Stock, bear to each other. If full dividends on the Perpetual Preferred Stock have not been declared and paid or set aside for payment for the Dividend Payment Date falling in the then-current Dividend Period, then, with respect to such then-current Dividend Period, the following restrictions shall be applicable: (i) no dividend or distribution, other than in shares of capital stock ranking junior to the Perpetual Preferred Stock as to dividends or liquidation preference ("Junior Stock"), may be declared, set aside or paid on any shares of Junior Stock, (ii) the Corporation may not repurchase, redeem or otherwise acquire any shares of its Junior Stock (except by conversion into or exchange for Junior Stock) and (iii) the Corporation may not, directly or indirectly, repurchase, redeem or otherwise acquire (except by conversion into or exchange for Junior Stock) any shares of any class or series of Junior Stock or warrants, calls, options or other rights to acquire capital stock of the Corporation or other security exercisable or exchangeable into capital stock of the Corporation, otherwise than pursuant to pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Perpetual Preferred Stock. Holders of the Perpetual Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of declared noncumulative dividends, as herein provided, on the Perpetual Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any declared dividend payment or payments on the Perpetual Preferred Stock which may be in arrears. As used herein, the phrase "set apart" in respect of the payment of dividends shall require deposit of any funds in a bank or trust Corporation in a separate deposit account maintained for the benefit of the holders of the Perpetual Preferred Stock.

              2.      REDEMPTION.

                      (a) The shares of Perpetual Preferred Stock shall be
              redeemable by the Corporation, in whole or in part, at any time and from time to time from and after September 30, 1998 at a price of $10.00 per share plus an amount equal to all accrued but unpaid dividends (whether or not declared) for the then current Dividend Period immediately preceding the date fixed for redemption (the "Redemption Date").

                      (b) The Perpetual Preferred Stock shall be redeemable by
              the Corporation, in accordance with applicable law, in whole or in part, upon not less than 30 nor more than 60 calendar days' prior written notice by mail.

                      (c) In the event that fewer than all the outstanding
              shares of the Perpetual Preferred Stock are to be redeemed as permitted by this Section 2, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or PRO RATA as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors that is required to conform to any rule or regulation of any stock exchange or automated quotation system upon which the shares of the Perpetual Preferred Stock may at the time be listed.

                      (d) Notice of redemption of the Perpetual Preferred Stock, specifying the Redemption Date and place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed, at his or her address of record, not less than 30 nor more than 60 calendar days prior to the Redemption Date. If less than all the shares owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

                      (e) Notice of redemption of shares of the Perpetual
              Preferred Stock having been given as provided in Section 2(d), then unless the Corporation shall have defaulted in providing for the payment of the redemption price and all accrued and unpaid dividends (whether or not declared) for the then-current Dividend Period immediately preceding the Redemption Date, all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends, whether or not declared, for the then-current Dividend Period immediately preceding the Redemption Date) shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Perpetual Preferred Stock. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                      (f) Any shares of Perpetual Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                      (g) Shares of the Perpetual Preferred Stock are not
              subject or entitled to the benefit of a sinking fund."

              3. PREEMPTIVE RIGHTS. Holders of the Perpetual Preferred Stock are not entitled to any preemptive rights to acquire any unissued shares of any capital stock of the Corporation, now or hereafter authorized, or any other securities of the Corporation, whether or not convertible into shares of capital stock of the Corporation or carrying a right to subscribe to or acquire any such shares of capital stock.

              4. VOTING. Except as required by law, the shares of the Perpetual Preferred Stock shall not have any voting powers, either general or special, except as follows:

                      (a) So long as any shares of the Perpetual Preferred Stock are outstanding, if the Corporation shall have failed to declare and pay dividends on all outstanding shares of the Perpetual Preferred Stock for six Dividend Periods, whether or not consecutive, the number of directors of the Corporation shall automatically be increased by two and the holders of the Perpetual Preferred Stock shall have the right, voting separately as a class (together with the holders of shares of Parity Stock, if any, upon which like voting rights have been conferred and are exercisable), to elect such two additional directors. The right of the holders of the Perpetual Preferred Stock (and Parity Stock, if any, with parity voting rights) to elect such members of the Board of Directors as aforesaid shall continue until dividends have been declared and paid on the Perpetual Preferred Stock for four consecutive Dividend Periods. If at any time thereafter should the Corporation fail to declare and pay dividends on all outstanding shares of the Perpetual Preferred Stock for four Dividend Periods, whether or not consecutive, the voting right described in this
              Section 4(a) shall vest until dividends shall have been declared and paid on the Perpetual Preferred Stock for four consecutive Dividend Periods. Whenever the voting right described in this
              Section 4(a) shall have vested in the holders of the Perpetual Preferred Stock, the right may be exercised initially either at a special meeting of the holders of the Perpetual Preferred Stock (and Parity Stock, if any, with parity voting rights), called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors and thereafter at each successive annual meeting.

                      (b) At any time when the voting right of the Perpetual
              Preferred Stock provided in Section 4(a) above shall have become operative and shall not have been exercised, or for the purpose of the removal of a director as set forth in Section 4(d) below, a proper officer of the Corporation shall, upon the written request of the holders of record of at least 10% of the shares of the Perpetual Preferred Stock (and Parity Stock, if any, with parity voting rights) then outstanding addressed to the Secretary of the Corporation, call a special meeting of the holders of the Perpetual Preferred Stock (and Parity Stock, if any, with parity voting rights) for the purpose of electing the additional directors to be elected by such holders or removing any such director, as the case may be. Such meeting shall be held at the earliest practicable date upon the notice (and at the place) required for annual meetings of stockholders. Such notice shall comply with the requirements of all applicable laws and shall set forth the purposes of such meeting. If such meeting shall not be called by the proper officer of the Corporation within 20 days after the personal service of such written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States by registered or certified mail enclosed in a postage-paid envelope addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the shares of the Perpetual Preferred Stock (and Parity Stock, if any, with parity voting rights) then outstanding may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice (and at the place) required for annual meetings of stockholders.

                      (c) Unless otherwise required by law, directors elected by the holders of the Perpetual Preferred Stock (and Parity Stock, if any, with parity voting rights) shall not become members of any of the three classes of directors otherwise required by the Articles of Incorporation and Bylaws of the Corporation with respect to the remaining directors elected by other classes or series of stock entitled to vote therefor, but shall, subject to Section 4(e) below, serve until the next annual meeting or until their respective successors shall be elected and shall qualify. All rights of the holders of the Perpetual Preferred Stock (and Parity Stock, if any, with parity voting rights) to elect such directors shall continue in effect until the Corporation has declared and paid dividends for four consecutive Dividend Periods as provided in Section 4(b) above. At such time as such condition has been met, the voting rights of such holders shall, without further action, terminate, subject to revesting in the event of each and every subsequent failure of the Corporation to declare and pay such dividends for the requisite number of Dividend Periods described above.

                      (d) The term of office of all directors elected by the
              holders of the Perpetual Preferred Stock (and Parity Stock, if any, with parity voting rights) in office at any time when the aforesaid voting right is vested in such holders shall terminate upon the election of their successors at any meeting of stockholders held for the purpose of selecting directors; provided, however, without further action, and unless required by law, any director that shall have been elected by such holders as provided herein may be removed at any time, either with or without cause, by affirmative vote of the holders of record of a majority of outstanding shares of the Perpetual Preferred Stock (and Parity Stock, if any, with parity voting rights), voting separately as one class, at a duly held meeting of such holders called pursuant to the provisions set forth in Section 4(b).

                      (e) Upon the later of any termination of the aforesaid
              voting right in accordance with the foregoing provisions or the expiration of the minimum term of office required by law, the term of office of all directors elected by the holders of the Perpetual Preferred Stock (and Parity Stock, if any, with parity voting rights) pursuant thereto then in office shall, without further action, thereupon terminate unless otherwise required by law. Upon such termination, the number of directors constituting the Board of Directors of the Corporation shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the provisions of this Section 4(e) in the case of the future right of such holders to elect directors as provided herein.

                      (f) Unless otherwise required by law, in case of any
              vacancy occurring among the directors so elected, the remaining director may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and if all directors so elected shall cease to serve as directors before their term shall expire, the holders of the Perpetual Preferred Stock then outstanding (and any Parity Stock, if any, with parity voting rights) may, at a meeting of such holders duly held, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

                      (g) The directors elected by the holders of the Perpetual
              Preferred Stock (and any Parity Stock, if any, with parity voting rights) in accordance with the provisions of this Section 4 shall be entitled to one vote per director on any matter, and otherwise to same rights and privileges as all other directors of the Corporation.

                      (h) So long as any shares of the Perpetual Preferred Stock are outstanding, the Articles of Incorporation and Bylaws of the Corporation shall contain provisions ensuring that the number of directors of the Corporation shall at all times be such that the exercise by the holders of shares of the Perpetual Preferred Stock of the right to elect directors under the circumstances provided in this Section 4 will not contravene any provisions of the Corporation's Articles of Incorporation or Bylaws.

                      (i) Unless the vote or consent of the holders of a greater number of shares is required by law, the consent of the holders of at least a majority of all of the shares of the Perpetual Preferred Stock at the time outstanding given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, on which matter the holders of shares of the Perpetual Preferred Stock shall vote together as a separate class, shall be necessary to authorize, effect or validate any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation of the Corporation or of any certificate, amendatory or supplemental thereto, which amendment, alteration or repeal would, if effected, adversely affect the powers, preferences, rights or privileges of the Perpetual Preferred Stock.

                      (j) Unless the vote or consent of the holders of a greater number of shares is required by law, the consent of the holders of at least 66-2/3% of all of the shares of the Perpetual Preferred Stock at the time outstanding given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, on which matter the holders of shares of the Perpetual Preferred Stock shall vote together as a separate class

              (together with the holders of shares of Parity Stock, if any, upon which like voting rights have been conferred and are exercisable), shall be necessary to create, authorize, issue or increase the authorized or issued amount of any class or series of any equity securities of the Corporation, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Corporation, ranking senior to the Perpetual Preferred Stock either as to payment of dividends or rights upon liquidation.

                      (k) Notwithstanding anything to the contrary set forth
              herein, the creation or issuance of Parity Stock or Junior Stock with respect to the payment of dividends or rights upon liquidation, a merger, consolidation, reorganization or other business combination in which the Corporation is not the surviving entity, or an amendment that increases the number of authorized shares of Preferred Stock or increases the number of authorized shares of a series of Preferred Stock constituting Junior Stock or Parity Stock shall not be considered to be an adverse change to the terms of the Perpetual Preferred Stock and shall not require a vote or the approval of the holders of the Perpetual Preferred Stock.

              5.      LIQUIDATION RIGHTS.

                      (a) Upon the voluntary or involuntary liquidation,
              dissolution or winding up of the Corporation, the holders of the shares of the Perpetual Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders under applicable law, before any payment or distribution of assets shall be made on any class or series of capital stock of the Corporation ranking junior to the Perpetual Preferred Stock upon liquidation, the amount of $10.00 per share, in the event of a voluntary or involuntary liquidation (the "Liquidation Preference"), plus a sum equal to all dividends declared but unpaid for the then-current Dividend Period. For purposes of this Section 5, the merger or consolidation of the Corporation into or with any other corporation or association, the merger or consolidation of any other corporation or association into or with the Corporation, or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation, unless such sale, conveyance, exchange or transfer shall be in connection with and intended to be a plan of complete liquidation, dissolution or winding up of the Corporation.

                      (b) After the payment in cash (in New York Clearing House
              funds or its equivalent) to the holders of the shares of the Perpetual Preferred Stock of the full preferential amounts for the shares of the Perpetual Preferred Stock, as set forth in Section 5(a) above, the holders of the Perpetual Preferred Stock as such shall have no further right or claim to any of the remaining assets of the Corporation.

                      (c) In the event the assets of the Corporation available
              for distribution to the holders of shares of the Perpetual Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 5(a) above, no distribution shall be made on account of any shares of any other series of Preferred Stock or any other class of capital stock of the Corporation ranking on a parity with the shares of the Perpetual Preferred Stock upon such liquidation, dissolution or winding up unless proportionate amounts shall be paid on account of the shares of the Perpetual Preferred Stock, ratably, in proportion to the full amounts to which holders of all such shares which are on a parity with the shares of the Perpetual Preferred Stock are respectively entitled upon such dissolution, liquidation or winding up.

              6. RANK. The Perpetual Preferred Stock shall rank on a parity with the 8% Noncumulative Convertible Preferred Stock, Series 1993 and senior to the Class A Common Stock, Class B Common Stock, Noncumulative Convertible Preferred Stock, Series A, Noncumulative Convertible Preferred Stock, Series B, Noncumulative Convertible Preferred Stock, Series C and Noncumulative Convertible Preferred Stock, Series C-II of the Corporation as to payment of dividends and rights upon liquidation. Unless the Corporation shall have obtained the consent of the holders as provided in
     Section 4 above, the Corporation shall not issue any other series of Preferred Stock ranking senior to the Perpetual Preferred Stock as to the payment of dividends or rights upon liquidation or any other series of any equity securities ranking senior to the Perpetual Preferred Stock as to the payment of dividends or rights upon liquidation. The Corporation may issue shares of Preferred Stock or other capital stock ranking junior to or on a parity with the Perpetual Preferred Stock as to the payment of dividends or rights upon liquidation without the consent of the holders of the

     Perpetual Preferred Stock. For purposes of this Section 6, any capital stock of any series or class of the Corporation shall be deemed to rank:

                      (a) senior to the shares of the Perpetual Preferred Stock, as to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of the shares of the Perpetual Preferred Stock;

                      (b) on a parity with shares of the Perpetual Preferred
              Stock, as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Perpetual Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Perpetual Preferred Stock; and

                      (c) junior to shares of the Perpetual Preferred Stock, as
              to dividends or upon liquidation, if the holders of shares of the Perpetual Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such series or class.

                                   APPENDIX H

                            STATEMENT OF DESIGNATION
                                       OF
            8% NONCUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES 1996
                                       OF
                        BANKUNITED FINANCIAL CORPORATION

       BankUnited Financial Corporation (the "Corporation"), a corporation organized and existing under the Florida Business Corporation Act, in accordance with the provisions of Section 607.0602 thereof and Article VI the Corporation's Articles of Incorporation, DOES HEREBY CERTIFY:

     That pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, said Board of Directors acting at a meeting thereof adopted resolutions providing for the issuance of 1,000,000 shares of the Corporation's Preferred Stock, $.01 par value, "8% Noncumulative Convertible Preferred Stock, Series 1996," which resolutions are as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Articles of Incorporation, the Board of Directors does hereby provide for and authorize the issuance of 1,000,000 shares of the Preferred Stock, $.01 par value, of the Corporation, of the presently authorized but unissued shares of Preferred Stock (the "Preferred Stock") to be designated "8% Noncumulative Convertible Preferred Stock, Series 1996" (the "Series 1996 Preferred Stock"). The number of shares constituting the Series 1996 Preferred Stock may be increased or decreased from time to time by a vote of not less than a majority of the Board of Directors of the Corporation then in office; PROVIDED, that no decrease shall reduce the number of shares of the Series 1996 Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of any outstanding options, rights or warrants to purchase Series 1996 Preferred Stock or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of the Series 1996 Preferred Stock. The voting powers, designations, preferences, and relative, participating, optional or other special rights of the Series 1996 Preferred Stock authorized hereunder and the qualifications, limitations and restrictions of such preferences and rights are as follows:

     1.       DIVIDENDS.

              (a) The holders of the Series 1996 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for payment, noncumulative cash dividends, payable quarterly in arrears, at the rate of $1.20 per share per annum. Dividends, when declared on the Series 1996 Preferred Stock, shall have accrued from the date of issuance or thereafter, from the most recent date on which dividends were payable and be payable quarterly on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), commencing on December 31, 1996; PROVIDED, HOWEVER, that if any such day is a non-business day, the Dividend Payment Date will be the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Corporation on such record dates, not more than 30 calendar days and not less than 10 calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each of such dates a "Record Date"). Quarterly dividend periods (each a "Dividend Period") shall commence on and include the first day of January, April, July and October of each year and shall end on and include the day next preceding the next following Dividend Payment Date. Dividends payable on the Series 1996 Preferred Stock for any period greater or less than a full Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series 1996 Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend rate by four.

              (b) No full dividends shall be declared, paid or set apart for payment on any series of Preferred Stock or other capital stock of any series ranking, as to dividends or liquidation preference, on a parity ("Parity Stock") with the Series 1996 Preferred Stock during any calendar quarter unless full dividends on the Series 1996 Preferred Stock for the Dividend Period ending during such calendar quarter have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When dividends are not so paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series 1996 Preferred Stock and any other Parity Stock, dividends upon the Series 1996 Preferred Stock and dividends on such other Parity Stock payable during such calendar quarter shall be declared pro rata so that the amount of such dividends so payable per share on the Series 1996 Preferred Stock and such other Parity Stock shall in all cases bear to each other the same ratio that full dividends for the then-current calendar quarter on the shares of Series 1996 Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior Dividend Periods) and full dividends, including required or permitted accumulations, if any, on shares of such other Parity Stock, bear to each other. The Corporation shall not declare, pay or set apart funds for any dividend or other distribution, other than in shares of capital stock ranking junior to the Series 1996 Preferred Stock as to dividends or liquidation preference ("Junior Stock"), on any shares of Junior Stock or repurchase, redeem or otherwise acquire through a sinking fund or otherwise, or set apart funds for the repurchase, redemption or other acquisition of, any shares of Junior Stock (except by conversion into or exchange for Junior Stock), unless (i) all declared and unpaid dividends with respect to the Series 1996 Preferred Stock have been paid, or funds have been set apart for payment of such dividends and (ii) the Corporation has declared a cash dividend on the Series 1996 Preferred Stock at the annual dividend rate for the then-current Dividend Period and sufficient funds have been set apart for payment of such dividends. Holders of the Series 1996 Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of declared noncumulative dividends, as herein provided, on the Series 1996 Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any declared dividend payment or payments on the Series 1996 Preferred Stock which may be in arrears. As used herein, the phrase "set apart" in respect of the payment of dividends shall require deposits of any funds in a bank or trust company in a separate deposit account maintained for the benefit of the holders of the Series 1996 Preferred Stock.

     2.       REDEMPTION.

              (a) The shares of Series 1996 Preferred Stock shall be redeemable by the Corporation, in whole, or in part, at any time and from time to time at a price of $15.00 per share, plus an amount equal to declared but unpaid dividends, if any, with respect to Dividend Periods preceding the date fixed for redemption (the "Redemption Date"), if the Corporation's Series I Class A Common Stock, $.01 par value (the "Class A Common Stock"), shall have a closing price which is at least 120% of the Conversion Price (as defined below) for any 20 out of 30 consecutive trading days ending within five days of the giving of notice of redemption as provided for below. In addition, the Series 1996 Preferred Stock shall be redeemable by the Corporation in whole or in part, at any time and from time to time on or after July 1, 1998 at the following per share prices during the twelve month period beginning July 1:

                      YEAR                                      REDEMPTION PRICE
                      ----                                      ----------------

                      1998                                             $16.20
                      1999                                              15.96
                      2000                                              15.72
                      2001                                              15.48
                      2002                                              15.24
                      2003 and thereafter                               15.00

     plus, in each case, an amount equal to any declared but unpaid dividends, if any, with respect to Dividend Periods preceding the Redemption Date.

              (b) In the event that fewer than all the outstanding shares of the Series 1996 Preferred Stock are to be redeemed as permitted by this Section 2, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or PRO RATA as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors that is required to conform to any rule or regulation of any stock exchange or automated quotation system upon which the shares of the Series 1996 Preferred Stock may at the time be listed.

              (c) Notice of redemption of the Series 1996 Preferred Stock, specifying the Redemption Date, the redemption price and the place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed at his or her address of record and by publication in THE WALL STREET JOURNAL. In the case of a redemption in whole, notice will be given once, not less than 30 nor more than 60 calendar days prior to the Redemption Date. In the case of a partial redemption, the notice shall also specify the aggregate number of shares of the Series 1996 Preferred Stock to be redeemed and the aggregate number of shares of the Series 1996 Preferred Stock that shall be outstanding after such partial redemption and the mailed notice shall specify the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to a holder. The notice of partial redemption shall be given twice: the first notice shall be given not more than 75 days nor less than 60 days prior to the Redemption Date; and the second notice shall be given at least 20 days after the first notice but not less than 30 days prior to the Redemption Date.

              (d) Notice of redemption of shares of the Series 1996 Preferred Stock having been given as provided in Section 2(c), then unless the Corporation shall have defaulted in providing for the payment of the redemption price and all declared and unpaid dividends with respect to Dividend Periods preceding the Redemption Date, all rights of the holders thereof (except the right to receive the redemption price and all declared and unpaid dividends with respect to Dividend Periods preceding the Redemption Date) shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Preferred Stock. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

              (e) Any shares of Series 1996 Preferred Stock which shall at any time have been redeemed or converted shall, after such redemption or conversion, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

              (f) Shares of the Series 1996 Preferred Stock are not subject or entitled to the benefit of a sinking fund.

     3.       CONVERSION.

              (a) Subject to and upon compliance with the provisions of this
     Section 3, the holder of any shares of the Series 1996 Preferred Stock shall have the right, at his or her option, at any time and from time to time prior to redemption, to convert the shares into a number of fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Corporation's Series I Class A Common Stock, $.01 par value (the "Class A Common Stock"), equal to $15.00 for each share surrendered for conversion divided by the Conversion Price (as defined in Section 3(d) below).

              (b) (i) In order to exercise the conversion privilege, the holder of each share of the Series 1996 Preferred Stock to be converted shall surrender the certificate representing such share to the Corporation's transfer agent for the Series 1996 Preferred Stock with the Notice of Election to Convert on the back of said Certificate duly completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which the shares of the Series 1996 Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his or her duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax. The holders of shares of the Series 1996 Preferred Stock at the close of business on a Record Date shall be entitled to receive any dividend declared payable on those shares for the corresponding Dividend Period on the applicable Dividend Payment Date, notwithstanding the conversion of the shares after the Record Date.

                      (ii) As promptly as practicable after the surrender by a holder of the certificates for shares of the Series 1996 Preferred Stock in accordance with this Section 3, the Corporation shall issue and shall deliver to the holder at the office of the transfer agent, or otherwise upon such holder's written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of those shares in accordance with the provisions of this Section 3, and any fractional interest in respect of a share of Class A Common Stock arising upon the conversion shall be settled as provided in Section 3(c) below. In case less than all of the shares of the Series 1996 Preferred Stock represented by a certificate are to be converted by a holder, upon such conversion the Corporation shall issue and deliver to the holder at the office of the transfer agent, or otherwise upon such holder's written order, a certificate or certificates for the shares of Series 1996 Preferred Stock not converted.

                      (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which all of the conditions specified in Section 3(b) hereof shall have been satisfied, and, the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented by those certificates at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which all of the conditions specified in Section 3(b) hereof shall have been satisfied. All shares of Class A Common Stock delivered upon conversion of the Series 1996 Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of the Series 1996 Preferred Stock to be converted, the shares shall no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the Class A Common Stock or other securities, cash or other assets as herein provided.

              (c) No fractional shares or securities representing fractional shares of Class A Common Stock shall be issued upon conversion of the Series 1996 Preferred Stock. Any fractional interest in a share of Class A Common Stock resulting from conversion of a share of the Series 1996 Preferred Stock shall be paid in cash (computed to the nearest cent) based on the Current Market Price (as defined in Section 3(d)(iv) below) of the Class A Common Stock on the Trading Day (as defined in Section 3(d)(iv) below) next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of whole shares of Class A Common Stock issuable upon the conversion shall be computed on the basis of the aggregate Liquidation Preference (as such term is defined in Section 6 below) of the shares of the Series 1996 Preferred Stock so surrendered.

              (d) The "Conversion Price" per share of the Series 1996 Preferred Stock shall be $9.00, subject to adjustment from time to time as follows:

                      (i) In case the Corporation shall (1) pay a dividend or make a distribution on its Class A Common Stock in shares of its Class A Common Stock, (2) subdivide its outstanding Class A Common Stock into a greater number of shares, or (3) combine its outstanding Class A Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such event shall be proportionately adjusted so that the holder of any share of the Series 1996 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation which he would have been entitled to receive had the share been converted immediately prior to the record date for such action, or, if no record date has been established in connection with such event, the effective date for such action. An adjustment made pursuant to this Section 3(d)(i) shall become effective immediately after the record date in the case of a dividend or distribution except as provided in Section 3(d)(vii) below, and shall become effective immediately after the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this Section 3(d)(i), the holder of any shares of Series 1996 Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors of the Corporation (whose determination shall be conclusive and shall be described in a resolution adopted thereto) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock. If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.

                      (ii) In case the Corporation shall issue rights or warrants to all holders of its Class A Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Class A Common Stock at a price per share less than the Current Market Price (as defined in Section 3(d)(iv) below) of the Class A Common Stock at the record date for the determination of stockholders entitled to receive the rights or warrants, the Conversion Price in effect immediately prior to such record date shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding on the record date plus the number of shares of Class A Common Stock which the aggregate offering price of the total number of shares of Class A Common Stock so offered for subscription or purchase would purchase at the Current Market Price at that record date, and of which the denominator shall be the number of shares of Class A Common Stock outstanding on the record date plus the number of additional shares of Class A Common Stock for subscription or purchase. The adjustment provided for in this Section 3(d)(ii) shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in Section 3(d)(vii) below, after such record date. In determining whether any rights or warrants entitle the holder of the Class A Common Stock to subscribe for or purchase shares of Class A Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Class A Common Stock so offered, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board (whose determination, if made in good faith, shall be conclusive). If any or all of such rights or warrants are not so issued or expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

                      (iii) In case the Corporation shall distribute to all holders of its Class A Common Stock any shares of capital stock of the Corporation (other than Class A Common Stock) or evidences of indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 3(d)(ii) above), then, in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction, the numerator of which shall be the Current Market Price of the Class A Common Stock on the record date mentioned below less the then fair market value (as determined by the Board, whose determination, if made in good faith, shall be conclusive) of that portion of the capital stock or assets or evidences of indebtedness so distributed, or of the rights or warrants so distributed, applicable to one share of Class A Common Stock, and the denominator of which shall be the Current Market Price of the Class A Common Stock on the record date. Such adjustment shall become effective immediately, except as provided in
     Section 3(d)(vii) below, after the record date for the determination of stockholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights or warrants expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

                      (iv) For the purpose of any computation under this Section 3, the "Current Market Price" of the Class A Common Stock at any date shall be the average of the last reported sale prices per share for the 30 consecutive Trading Days (as defined below) commencing 35 Trading Days before date of such computation. The last reported sale price for each day shall be (1) the last reported sale price of the Class A Common Stock on the Nasdaq National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (2) if not quoted as described in clause (1), the closing bid notation for the Class A Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Class A Common Stock on at least five of the ten preceding days, or (3) if the Class A Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Class A Common Stock on the principal securities exchange on which the Class A Common Stock is listed. If the Class A Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (2) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (3) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Class A Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation. As used herein the term "Trading Days" means
     (1) if the Class A Common Stock is quoted on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (2) if not quoted as described in clause (1), days on which quotations are reported by the National Quotation Bureau, Incorporated, or (3) if the Class A Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

                      (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a change of at least one percent in the Conversion Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 3(d)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3(d) shall be made to the nearest cent or the nearest one hundredth of a share, as the case may be.

                      (vi) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly file with its transfer agent and with the principal securities exchange, if any, on which the Series 1996 Preferred Stock is traded or, if traded over-the-counter, with the Nasdaq National Market System an officers' certificate setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring the adjustment, which certificate shall be conclusive evidence of the correctness of the adjustment. Promptly after delivery of the certificate, the Corporation shall prepare a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price, the number of additional shares of Class A Common Stock issuable upon conversion and the type and amount, if any, of other property which would be received upon conversion of the Series 1996 Preferred Stock, the facts upon which the adjustment is based and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the Conversion Price to the holders of the Series 1996 Preferred Stock at their addresses as shown on the stock books of the Corporation.

                      (vii) In any case in which this Section 3(d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of the event (1) issuing to the holder of any share of the Series 1996 Preferred Stock converted after the record date and before the occurrence of the event, the additional shares of Class A Common Stock issuable upon the conversion by reason of the adjustment required by the event over and above the Class A Common Stock issuable upon such conversion before giving effect to the adjustment and (2) paying to the holder any amount in cash in lieu of any fractional share pursuant to Section 3(c) above.

              (e) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights and all liens and charges with respect to the issue or delivery thereof, out of the aggregate of its authorized but unissued shares of Class A Common Stock or its issued shares of Class A Common Stock held by its treasury, or both, for the purpose of effective conversions of the Series 1996 Preferred Stock the full number of shares of Class A Common Stock deliverable upon the conversion of all outstanding shares of the Series 1996 Preferred Stock not theretofore converted. For purposes of this Section 3(e), the number of shares of Class A Common Stock which shall be deliverable upon the conversion of all outstanding shares of the Series 1996 Preferred Stock shall be computed as if at the time of computation all of the outstanding shares were held by a single holder.

                      (ii) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Class A Common Stock deliverable upon conversion of the Series 1996 Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at the adjusted Conversion Price.

              (f) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock or other securities on conversion of the Series 1996 Preferred Stock pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock or other securities in a name other than that of the holder of the Series 1996 Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.

              (g) In case of any reclassification or similar change of outstanding shares of Class A Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Class A Common Stock or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of shares of the Series 1996 Preferred Stock then outstanding shall have the right thereafter to convert the shares of the Series 1996 Preferred Stock held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Class A Common Stock issuable upon the conversion of the shares of the Series 1996 Preferred Stock immediately prior to the reclassification, change, consolidation, merger, sale or transfer and had such holder elected to receive the consideration in the form and manner elected by the plurality of the persons entitled to vote thereon. These provisions shall apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

     4. PREEMPTIVE RIGHTS. Shares of the Series 1996 Preferred Stock are not entitled to any preemptive rights to acquire any unissued shares of any capital stock of the Corporation, now or hereafter authorized, or any other securities of the Corporation, whether or not convertible into shares of capital stock of the Corporation or carrying a right to subscribe to or acquire any such shares of capital stock. To the extent preemptive rights are granted by the Corporation to the Parity Stock, the Junior Stock or the Class A Common Stock, the Series 1996 Preferred Stock shall be entitled to similar rights.

     5. VOTING. Except as required by law, the shares of the Series 1996 Preferred Stock shall not have any voting powers, either general or special, except as follows:

              (a) Unless the vote or consent of the holders of a greater number of shares is required by law, the approval of the holders of at least 66-2/3% of all of the shares of the Series 1996 Preferred Stock at the time outstanding given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, on which matter the holders of shares of the Series 1996 Preferred Stock shall vote together as a separate class, shall be necessary to (i) authorize, effect or validate any amendment, alteration or repeal of or otherwise change any of the provisions of the Articles of Incorporation of the Corporation or of any certificate, amendatory or supplemental thereto, which amendment, alteration or repeal would, if effected, materially and adversely affect the powers, preferences, rights or privileges of the Series 1996 Preferred Stock or
     (ii) create, authorize, issue or increase the authorized or issued amount of any class or series of any equity securities of the Corporation, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Corporation, ranking senior to the Series 1996 Preferred Stock either as to payment of dividends or rights upon liquidation, winding-up or dissolution of the Corporation.

              (b) Notwithstanding anything to the contrary set forth herein, the creation or issuance of Parity Stock or Junior Stock with respect to the payment of dividends or distribution of assets upon liquidation or an amendment that increases the number of authorized shares of Series 1996 Preferred Stock or increases the number of authorized shares of a series of Preferred Stock constituting Junior Stock or Parity Stock shall not be considered to be a material and adverse change to the terms of the Series 1996 Preferred Stock and shall not require a vote or the consent of the holders of the Series 1996 Preferred Stock pursuant to Section 5(a) above. Amendments considered to be an adverse change requiring a vote of the holders of Series 1996 Preferred Stock pursuant to Section 5(a) above shall include, but not be limited to, those: which reduce the dividend rate on the Series 1996 Preferred Stock, cancel declared and unpaid dividends or change the relative seniority rights of the holders of the Series 1996 Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation; which reduce the amount payable to the holders of Series 1996 Preferred Stock upon liquidation or change the relative seniority of the liquidation preferences of the holders of the Series 1996 Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation; or which cancel or modify the conversion rights of the Series 1996 Preferred Stock.

              (c) The holders of Series 1996 Preferred Stock, if any Series 1996 Preferred Stock shall be outstanding, shall be entitled to vote with the holders of the shares of Class A Common Stock, and not as a separate class, to the same extent as the holders of the shares of Class A Common Stock on any consolidation, merger, sale of all or substantially all of the assets of the Corporation, reclassification, capital reorganization or liquidation; PROVIDED that each share of Series 1996 Preferred Stock shall be entitled to the same number of votes that the holder would have had if such holder had converted his shares of Series 1996 Preferred Stock into shares of Class A Common Stock as of the record date for such meeting or solicitation of consents in lieu of a meeting.

     6.       LIQUIDATION RIGHTS.

              (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Series 1996 Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders under applicable law, before any payment or distribution of assets shall be made on the Class A Common Stock or on any other class or series of capital stock of the Corporation ranking junior to the Series 1996 Preferred Stock upon liquidation and subject to the rights of the holders of any class or series of stock having preference with respect to distributions upon liquidation (created pursuant to Section 5(a) above) and the Corporation's general creditors, the amount of $15.00 per share (the "Liquidation Preference"), plus an amount equal to all dividends declared and unpaid, without interest. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation for the purposes of this Section 6, nor shall the merger or consolidation of the Corporation into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Corporation, be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this Section 6; PROVIDED, HOWEVER, that if the aggregate amount of cash that may be received in exchange for or upon conversion of the Series 1996 Preferred Stock in connection with a cash merger or other cash transaction would be less than the aggregate liquidation preference of the Series 1996 Preferred Stock, then the holders of the Series 1996 Preferred Stock shall be entitled to the Liquidation Preference in place of the aggregate amount of cash that may be received in exchange for or upon conversion of the Series 1996 Preferred Stock in connection with the cash merger or other cash transaction; and PROVIDED FURTHER, that such cash merger or transaction shall not be considered a liquidation, dissolution or winding up of the Corporation subject otherwise to this Section 6(a).

              (b) After the payment in cash (in New York Clearing House funds or its equivalent) to the holders of the shares of the Series 1996 Preferred Stock of the full preferential amounts for the shares of the Series 1996 Preferred Stock, as set forth in Section 6(a) above, the holders of the Series 1996 Preferred Stock as such shall have no further right or claim to any of the remaining assets of the Corporation.

              (c) In the event the assets of the Corporation available for distribution to the holders of shares of the Series 1996 Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6(a) above, no distribution shall be made on account of any shares of any other series of Preferred Stock or any other class of capital stock of the Corporation ranking on a parity with the shares of the Series 1996 Preferred Stock upon such liquidation, dissolution or winding up unless proportionate amounts shall be paid on account of the shares of the Series 1996 Preferred Stock, ratably, in proportion to the full amounts to which holders of all such shares which are on a parity with the shares of the Series 1996 Preferred Stock are respectively entitled upon such dissolution, liquidation or winding up.

              (d) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Corporation shall, within 10 days after the date the Board of Directors approves such action, at least 20 days prior to any shareholders' meeting called to approve such action or within 20 days after the commencement of any involuntary proceeding, whichever is earliest, give each holder of the Series 1996 Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of the proposed action. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution or winding up of the Corporation before the expiration of 30 days after the mailing of such written notice; PROVIDED, that any such 30 day period may be shortened upon the written consent of the holders of all of the outstanding shares of the Series 1996 Preferred Stock.

              (e) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation that will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of the Series 1996 Preferred Stock and the holders of Class A Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of the Series 1996 Preferred Stock of the appraiser's valuation.

     7. RANK. The Series 1996 Preferred Stock shall rank, with respect to classes and series of capital stock of the Corporation outstanding as of the date of the filing of this resolution with the Florida Department of State, on a parity with the 8% Noncumulative Convertible Preferred Stock, Series 1993 and the 9% Noncumulative Perpetual Preferred Stock and senior to the Class A Common Stock, the Class B Common Stock, the Noncumulative Convertible Preferred Stock, Series B, the Noncumulative Convertible Preferred Stock, Series C and the Noncumulative Convertible Preferred Stock, Series C-II of the Corporation as to payment of dividends and rights upon liquidation, dissolution or winding up of the Corporation. Unless the Corporation shall have obtained the consent of the holders as provided in
     Section 5 above, the Corporation shall not issue any other series of Preferred Stock ranking senior to the Series 1996 Preferred Stock as to the payment of dividends or rights upon liquidation, dissolution or winding up of the Corporation or any other series of any equity securities ranking senior to the Series 1996 Preferred Stock as to the payment of dividends or rights upon liquidation, dissolution or winding up of the Corporation. The Corporation may issue shares of Preferred Stock or other capital stock ranking junior to or on a parity with the Series 1996 Preferred Stock as to the payment of dividends or rights upon liquidation, dissolution or winding up of the Corporation. For purposes of this statement of designation, any capital stock of any series or class of the Corporation shall be deemed to rank:

              (a) senior to the shares of the Series 1996 Preferred Stock, as to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of the shares of the Series 1996 Preferred Stock;

              (b) on a parity with shares of the Series 1996 Preferred Stock, as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series 1996 Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preferences or priority, one over the other, as between the holders of such stock and the holders of shares of the Series 1996 Preferred Stock; and

              (c) junior to shares of the Series 1996 Preferred Stock, as to dividends or upon liquidation, if the holders of shares of the Series 1996 Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such series or class.

     8.       NOTICE OF CERTAIN EVENTS.  If:

              (a) the Corporation shall declare a dividend (other than a cash dividend) or distribution on its Class A Common Stock or any Junior Stock; or

              (b) the Corporation shall authorize the issuance to the holders of the Class A Common Stock or any Junior Stock of rights or warrants to subscribe for or purchase any shares of Class A Common Stock or of any other subscription rights or warrants; or

              (c) there shall be any reclassification of the Class A Common Stock or any consolidation or merger, to which the Corporation is a party, or any sale or transfer of all or substantially all the assets of the Corporation; or

              (d) there shall be a voluntary or an involuntary dissolution, liquidation or winding up of the Corporation; or

              (e) there shall be a redemption of the Series 1996 Preferred Stock, in whole or in part, pursuant to Section 2 above;

     then the Corporation shall cause to be filed with the transfer agent, if any, and shall cause to be mailed to the holders of shares of the Series 1996 Preferred Stock at their addresses as shown on the stock books of the Corporation, except as otherwise provided in Section 2(c) above or Section 6(d) above, at least 10 days prior to the applicable date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of the dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to the dividend, distribution or rights or warrants are to be determined, (2) the date on which the reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for cash, securities or other property deliverable upon the reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or (iii) the Redemption Date and redemption price pursuant to Section 2 above. Failure to give any such notice or any defect in the notice shall not affect the legality or validity of the proceedings described in this
     Section 8.

     9. REPORTS AND NOTICES. So long as any shares of the Series 1996 Preferred Stock shall be outstanding, the Corporation shall provide to the holder or holders of such shares copies of all annual, quarterly and other reports of the Corporation and copies of all stockholder notices of the Corporation when and as furnished to the holders of the Class A Common Stock.